                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [x]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            REEBOK INTERNATIONAL LTD.
                (Name of Registrant as Specified In Its Charter)

                                NOT APPLICABLE
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                                 [REEBOK LOGO]

                           REEBOK INTERNATIONAL LTD.
                           1895 J.W. FOSTER BOULEVARD
                          CANTON, MASSACHUSETTS 02021

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 1, 2001

     Notice is hereby given that the Annual Meeting of Shareholders of Reebok International Ltd. will be held at Reebok's Corporate Headquarters, located at the above address, at 10:00 a.m. local time on Tuesday, May 1, 2001 for the following purposes:

     1.  To elect four (4) Class II members of the Board of Directors.

     2.  To approve the Executive Performance Incentive Plan.

     3. To approve the 2001 Equity Incentive and Director Deferred Compensation Plan providing for the issuance of up to 5,000,000 new shares of common stock.

     4. To transact any other business that may properly come before the Meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 2, 2001, are entitled to notice of and to vote at the Meeting and any adjournment thereof.

     If you are unable to be present in person, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                          By Order of the Board of Directors

                                          DAVID A. PACE
                                          Clerk

March 26, 2001

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 1, 2001

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of Reebok International Ltd. ("Reebok" or the "Company") to be voted at the Annual Meeting of Shareholders to be held at the Company's principal executive offices, located at 1895 J.W. Foster Boulevard, Canton, Massachusetts 02021, on Tuesday, May 1, 2001 or at any adjournment thereof (the "Meeting"). The cost of solicitation of proxies will be borne by Reebok. Directors, officers and employees of Reebok may also solicit proxies by telephone, telegraph, electronic mail or personal interview. Reebok will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials on behalf of Reebok's management to the beneficial owners of shares. This Proxy Statement and the enclosed proxy were first mailed to shareholders on March 26, 2001.

     Only shareholders of record at the close of business on March 2, 2001 (the "Record Date") are entitled to notice of and to vote at the Meeting. There were 58,491,275 shares of the Company's common stock, $.01 par value per share ("Common Stock"), outstanding on the Record Date, each of which is entitled to one vote. Under the bylaws of the Company, a majority of the shares of Common Stock issued and outstanding and entitled to vote will constitute a quorum for the Meeting. If a quorum is present, the four nominees for directors in Class II who receive the greatest number of votes properly cast (or a plurality of the votes) will be elected directors. An affirmative majority of the votes properly cast at the meeting in person or by proxy is required for approval of proposals 2 and 3. Votes cast by proxy or in person at the Meeting will be counted by persons selected by the Company to act as election inspectors for the Meeting (the "Election Inspectors").

     The Election Inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matters for purposes of determining the presence of a quorum; but neither proxies that withhold authority to vote for any nominee (without naming an alternative nominee), abstentions nor broker non-votes will be counted as votes cast at the Meeting. Such proxies therefore will not be a factor for the election of directors at the Meeting or for Proposals 2 and 3.

     Shares represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be voted at the Meeting. To be voted, proxies must be filed with the Clerk prior to voting. Proxies may be revoked at any time before exercise by filing a notice of such revocation with the Clerk. Proxies will be voted as specified by the shareholders. Where specific choices are not indicated, proxies will be voted FOR the election of each nominee for director identified below, FOR the approval of the Executive Performance Incentive Plan, FOR the approval of the 2001 Equity Incentive and Director Deferred Compensation Plan, and in the discretion of the named proxies as to any other matter that may come before the Meeting or any adjournments of the Meeting.

     Reebok's Annual Report on Form 10-K for fiscal year ended December 31, 2000, has been mailed with this Proxy Statement.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     Pursuant to the provisions of Section 50A of Chapter 156B of the Massachusetts General Laws, the Board of Directors is divided into three classes, having staggered terms of three years each. Under Section 50A and the bylaws of the Company, the Board of Directors may determine the total number of directors and the number of directors to be elected at any annual meeting of shareholders or special meeting in lieu thereof.

     Of the current directors, three (3) Class II directors have terms expiring at the Meeting, three (3) Class III directors have terms expiring at the 2002 Annual Meeting and two (2) Class I directors have terms expiring at the 2003 Annual Meeting. Two (2) Class II directors whose terms expire at the Meeting have been nominated by the Board of Directors for reelection at the Meeting. The Board of Directors has also nominated two (2) additional persons as Class II directors. Each Class II director elected at the Meeting will serve until the 2004 Annual Meeting of Shareholders or special meeting in lieu thereof, and until each such director's successor is elected and qualified.

     Consistent with the Company's past practice, the Board of Directors has fixed at twelve (12) the total number of directors and has fixed at four (4) the number of directors to be elected by the Company's shareholders at the Meeting. If these four (4) nominees are elected at the Meeting, the Board of Directors will have a total of nine (9) members, including four (4) Class II directors, three (3) Class III directors and two (2) Class I directors. Although the Board of Directors does not currently have candidates to fill the three (3) vacancies that would exist on the Board of Directors following the election of the four nominees, it is fixing the number of directors at 12 and is actively seeking qualified candidates for appointment to the Board of Directors in the future.

     The Board has nominated Norman Axelrod and Deval Patrick as Class II directors. Although Section 50A of Chapter 156B would permit the Board of Directors to appoint either of them as a Class I director without shareholder approval, the Board determined to seek shareholder approval for Mr. Axelrod's and Mr. Patrick's nominations as a matter of good corporate practice. Accordingly, both individuals have been nominated as a Class II director even though in the short term it will create an imbalance among the classes. If during the coming year the Board finds qualified candidates willing to serve as directors, it intends to fill a vacancy in Class I with the first such candidate.

INFORMATION WITH RESPECT TO DIRECTORS AND NOMINEES FOR DIRECTOR

     Unless authority is withheld, proxies in the accompanying form will be voted in favor of electing Norman Axelrod, Paul R. Duncan, Richard G. Lesser, and Deval L. Patrick as Class II directors, to hold office until the 2004 Annual Meeting of Shareholders, or special meeting in lieu thereof, and until their respective successors are elected and qualified. If a proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, such instructions will be followed by the persons named as proxies.

     Two of the nominees (Mr. Duncan and Mr. Lesser) for director are now Class II members of the Board of Directors. Mr. Patrick and Mr. Axelrod have been nominated by the Board of Directors as additional Class II members. The Company has no reason to believe that any of the nominees will be unable to serve. In the event that any nominee should not be available, the persons named in the proxy will vote for the others and may vote for a substitute for such nominee.

     Listed below are the nominees for Class II director, with information showing the business experience and current public directorships, if any, of each, the age of each and the year each was first elected a director of the Company, where applicable.

                                                   BUSINESS EXPERIENCE AND                       DIRECTOR
               NAME                                 CURRENT DIRECTORSHIPS                  AGE    SINCE
               ----                                -----------------------                 ---   --------
Norman Axelrod....................  Chief Executive Officer and President of Linens 'N      48      n/a
                                    Things, Inc. ("LNT"), a national retailer of home
                                    textiles, housewares and home accessories (since
                                    1988); Chairman of the Board of Directors for LNT
                                    (since January 1997); various senior management
                                    positions at Bloomingdale's, a national department
                                    store (from 1976 to 1988); and Director of Jaclyn,
                                    Inc., a handbags and apparel company.
Paul R. Duncan....................  Executive Vice President of the Company (served from    60     1989
                                    February 1990 until December 31, 1998; and from
                                    January 31, 2000 until January 2, 2001), with various
                                    executive responsibilities including President of the
                                    Company's Specialty Business Group (from October 1995
                                    to November 1996 and from January 31, 2000 until
                                    January 2, 2001); Chief Financial Officer of the
                                    Company (from 1985 to June 1995); and Director of
                                    Cabletron Systems, Inc., a computer networking
                                    company.
Richard G. Lesser.................  Executive Vice President and Director of TJX            66     1988
                                    Companies, Inc. ("TJX Companies"), an off-price
                                    apparel and home furnishings retailer, and Chief
                                    Operating Officer of TJX Companies (from November
                                    1994 to February 2000); Chairman, The Marmaxx Group,
                                    a division of TJX Companies that operates TJ Maxx and
                                    Marshalls (since February 2001); President, The
                                    Marmaxx Group (February 1996 through February 2001);
                                    President, TJ Maxx (from October 1986 to November
                                    1994); Director of A.C. Moore Arts & Crafts, Inc., an
                                    operator of arts and crafts stores; and Director of
                                    Dollar Tree Stores, Inc., a national chain of variety
                                    stores selling merchandise at one dollar.
Deval L. Patrick..................  Executive Vice President and General Counsel, The       44      n/a
                                    Coca-Cola Company, a beverage sales company
                                    (beginning April 2, 2001); Vice President and General
                                    Counsel, Texaco Inc., an energy company (from 1999 to
                                    March 2001); Partner, Day, Berry & Howard (from 1997
                                    to 1999), a law firm; Assistant Attorney General,
                                    Civil Rights Division of the U.S. Department of
                                    Justice (from 1994 to 1997); and Director of UAL
                                    Corporation, which operates United Airlines.

     Current Class III members of the Board of Directors, whose terms of office expire at the 2002 Annual Meeting of Shareholders, are as follows:

                                                   BUSINESS EXPERIENCE AND                       DIRECTOR
               NAME                                 CURRENT DIRECTORSHIPS                  AGE    SINCE
               ----                                -----------------------                 ---   --------
Paul B. Fireman...................  Chief Executive Officer and Chairman of the Board of   57      1979
                                    Directors of the Company; President of the Company
                                    (from 1979 to March 1987 and since December 1989);
                                    and Director of Abiomed, Inc., a manufacturer of
                                    medical devices.
Thomas M. Ryan....................  President and Chief Executive Officer (since May       48      1998
                                    1998) and Vice Chairman of the Board (since 1996) of
                                    CVS Corporation ("CVS"), a company in the chain drug
                                    store industry; President and Chief Executive Officer
                                    of CVS Pharmacy, Inc. (since 1994); Chief Operating
                                    Officer of CVS (from October 1996 to May 1998); and
                                    Director of Fleet Financial Group, Inc., a financial
                                    services company.
Dorothy E. Puhy...................  Chief Financial Officer and Assistant Treasurer,       49      2000
                                    Dana-Farber Cancer Institute (since 1994), a leading
                                    health care provider and research concern; Chief
                                    Financial Officer, New England Medical Center
                                    Hospitals, Inc. (from 1989 to 1994), a major health
                                    care provider.

     Current Class I members of the Board of Directors, whose terms of office expire at the 2003 Annual Meeting of Shareholders, are as follows:

                                                   BUSINESS EXPERIENCE AND                       DIRECTOR
               NAME                                 CURRENT DIRECTORSHIPS                  AGE    SINCE
               ----                                -----------------------                 ---   --------
Mannie L. Jackson.................  Chairman, Chief Executive Officer and majority owner   61      1996
                                    of Harlem Globetrotters International, Inc., a sports
                                    and entertainment entity; Retired Senior Vice
                                    President-Corporate Marketing and Administration of
                                    Honeywell, Inc., a manufacturer of control systems,
                                    and prior to that, served in various executive
                                    capacities for Honeywell, Inc. beginning in 1968;
                                    Director of Ashland Inc., a vertically integrated
                                    petroleum and chemical company; Director, True North,
                                    a global advertising company; and Director of The
                                    Stanley Works, a commercial, consumer and specialty
                                    tools company.
Geoffrey Nunes....................  Retired Senior Vice President and General Counsel for  70      1986
                                    Millipore Corporation, a leader in the field of
                                    separation technology.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During 2000, the Board of Directors held six meetings. All of the directors who were on the Board at the end of 2000 attended at least 75% of the Board and relevant committee meetings during 2000; except for Dorothy Puhy, who was appointed on December 13, 2000, to fill the vacancy among Class III directors left by the resignation of Carl Yankowski in December, 1999, and Thomas Ryan, who attended only four of the six meetings for the Board of Directors and four of six committee meetings in 2000. For information on the compensation of directors, see "Compensation of Directors" below.

     The Audit Committee, composed of Mr. Lesser, Mr. Nunes and Ms. Puhy (since December 13, 2000), held three meetings during 2000. The Audit Committee recommends to the Board of Directors the independent public auditors to be engaged by the Company; reviews with such auditors and management the Company's internal accounting procedures and controls; and reviews with such auditors the audit scope and results of their audit of the consolidated financial statements of the Company. The Audit Committee adopted a new committee charter effective May 2, 2000, a copy of which is attached as Exhibit A to this Proxy Statement.

     The Compensation Committee, composed of Messrs. Nunes, Mr. Ryan and Mr. Glavin (until his resignation from the Committee effective December 31, 2000), held three meetings during 2000. The Compensation Committee administers the Company's stock option and compensation plans, sets compensation for the Chief Executive Officer, reviews the compensation of the other executive officers and provides recommendations to the Board regarding compensation matters.

     The Board Affairs Committee, composed of Messrs. Lesser, Jackson, Ryan, Nunes and Glavin (until his resignation from the Committee effective December 31, 2000), held three meetings during 2000. The Board Affairs Committee is responsible for considering Board governance issues. The Board Affairs Committee also recommends individuals to serve as directors of the Company and will consider nominees recommended by shareholders. Recommendations by shareholders should be submitted in writing to the Board Affairs Committee, in care of the President of the Company.

     The Executive Committee, composed of Messrs. Fireman, Duncan and Nunes, did not meet during 2000. The Executive Committee may take certain action permitted by law and the bylaws in the intervals between meetings of the full Board.

COMPENSATION OF DIRECTORS

     During 2000, each director who was not an officer or employee of the Company received an annual retainer of $25,000, plus $2,000 for each committee chairmanship held and $2,000 for each directors' meeting and $1,000 for each committee meeting attended, plus expenses. As part of a policy adopted by the Board of Directors in 1998 that requires each director to own Reebok's Common Stock with a market value of at least four times the amount of the annual retainer within five years after the director's first election to the Board, a minimum of forty percent of the annual retainer was paid to the directors in Reebok's Common Stock.

     The Company's Equity and Deferred Compensation Plan for Directors (the "Directors' Plan") provides for the issuance of stock options to directors and provides a means by which directors may defer all or a portion of their director fees.

     The deferred compensation portion of the Directors' Plan permits directors who are not employees of the Company to defer all or a portion of their director compensation and to invest such deferred compensation in Reebok's Common Stock or in cash, which earns interest at the Merrill Lynch Corporate Bond Rate (the "Bond Rate"). Compensation deferred into Common Stock is converted into stock based on the price of the stock on the first day of the calendar quarter following the quarter in which the fees were deferred. Dividends paid on the Common Stock are also credited to the director's deferred compensation account.

     Directors who elect to defer their compensation will receive a distribution of their deferred compensation in either a lump sum or in annual installments (at the director's election) beginning on a date specified by the director or on the date on which the director is no longer a member of the Board of Directors, whichever occurs first. If the deferred compensation is invested at the Bond Rate, the distribution will be in cash in an amount equal to the deferred compensation plus interest accrued. If the compensation is deferred into Common Stock, the distribution will be in the form of shares of Common Stock.

     Under the stock option portion of the Directors' Plan, each newly elected (or re-elected) Eligible Director (as defined below) is granted an option on the date of such election (or re-election) to purchase shares of Common Stock having an aggregate market value on such date equal to six times the average cash compensation received by all directors in the immediately prior calendar year (the "Election Year Grant"). On April 28 of each year after the Election Year Grant, each Eligible Director is granted an option to purchase shares of Common Stock having a fair market value on the date of such grant equal to three times the average annual cash compensation received by all directors in the immediately prior calendar year (or a pro rata portion based on the date of his or her election). The exercise price for all options granted under the Directors' Plan is the fair market value of Common Stock on the date of the grant.

     On April 28, 1999, all Eligible Directors were granted an option equal to an Election Year Grant, even those Eligible Directors for whom 1999 was not an election year. The options granted under the Directors' Plan in 2000 were adjusted pro rata for these 1999 grants so that the nominees and the directors whose terms expired at the 2000 Annual Meeting of Shareholders received one-third of the Election Year Grant in 2000. The options granted under the Directors' Plan in 2001 will also be adjusted pro rata for the 1999 grants such that directors whose terms will expire at the Meeting will receive two-thirds of the Election Year Grant in 2001. On April 28, 2000, Messrs. Jackson and Nunes each were granted an option to purchase 7,037 shares of Common Stock, and an option to purchase 4,691 shares of Common Stock. On April 28, 2000, Messrs. Glavin, Lesser and Ryan each were granted an option to purchase 7,037 shares of Common Stock. Upon her appointment to the Board of Directors on December 13, 2000, Ms. Puhy was granted an option to purchase 10,452 shares of Common Stock.

     An "Eligible Director" is any director who is not an officer or employee of the Company and is not a holder of more than five percent (5%) of the outstanding shares of the Company's Common Stock or a person who is in control of such holder. In 2000 all the directors were Eligible Directors, except for Mr. Fireman and Mr. Duncan, who retired from the Company on December 31, 1998, but returned to employment with the Company in January 2000. Mr. Duncan has since retired effective January 2, 2001. All the directors will be Eligible Directors in 2001, except for Mr. Fireman.

     Passage of Proposal 3 will not affect awards outstanding under the Directors' Plan. The Company expects that any future grants of options and shares to Directors will be made pursuant to the Equity Plan, as defined and discussed in the section on Proposal 3.

BENEFICIAL OWNERSHIP OF SHARES

     The following table shows certain information about the shares of Common Stock owned as of the Record Date by persons owning of record or, to the knowledge of the Company, beneficially five percent (5%) or more of the outstanding shares of Common Stock. It also shows ownership by each director and nominee for director, by each executive officer named in the Summary Compensation Table below and by all directors and executive officers of the Company as a group. Except as otherwise noted, the address of each person is c/o Reebok International Ltd., 1895 J.W. Foster Boulevard, Canton, Massachusetts 02021.

                                                              COMMON STOCK
                                                              BENEFICIALLY     PERCENT
NAME                                                            OWNED(1)     OF CLASS(2)
----                                                          ------------   -----------
Paul B. Fireman(3)(8).......................................   7,058,782        11.9%
Phyllis Fireman(4)..........................................   5,047,002         8.6%
Paul R. Duncan(5)(8)........................................     214,214           *
William F. Glavin(5)(8).....................................      51,606           *
Mannie L. Jackson(5)(8).....................................      53,752           *
Richard G. Lesser(5)(6)(8)..................................      74,707           *
Geoffrey Nunes(5)(8)........................................      68,858           *
Thomas M. Ryan(5)(8)........................................      40,373           *
Dorothy E. Puhy(5)..........................................         119           *
Kenneth I. Watchmaker(8)....................................     174,651           *
Angel R. Martinez(8)........................................     120,000           *
David A. Perdue(8)..........................................      92,811           *
Terry R. Pillow(8)..........................................      42,084           *
Directors and Executive Officers listed above and other
  Executive Officers as a group (16 persons)(7)(8)..........   8,408,140        14.0%
Brandes Investment Partners, L.P.(9)........................   3,651,827         6.2%
FMR Corporation(10).........................................   4,001,986         6.8%
Investors Group Trust Co. Ltd.(11)..........................   4,773,900         8.2%

---------------
  *  Less than 1%.

 (1) Except as otherwise noted, all persons and entities have sole voting and investment power over their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days of the date of this table.

 (2) Computed on the basis of 58,491,275 shares outstanding as of the Record Date and the number of options exercisable within 60 days of the Record Date for each beneficial owner whose ownership is being reported.

 (3) Excludes 3,737,526 shares that are beneficially owned by Phyllis Fireman, Paul Fireman's wife. Mr. Fireman disclaims beneficial ownership of these shares. Mr. Fireman possesses indirect beneficial ownership of 2,544,497 shares held in the Paul Fireman Reebok Grantor Retained Annuity Trust established in 1999.

 (4) Excludes 5,749,036 shares that are beneficially owned by Paul Fireman, Phyllis Fireman's husband. Mrs. Fireman disclaims beneficial ownership of these shares. Mrs. Fireman possesses indirect beneficial ownership of 1,309,476 shares held in the Phyllis Fireman Reebok Grantor Retained Annuity Trust established in 1999.

 (5) Includes for the following persons, the following shares, which represent shares deferred pursuant to the Directors' Plan: William F. Glavin, 9,221 shares; Mannie L. Jackson, 10,305 shares; Richard G. Lesser, 5,362 shares; Geoffrey Nunes, 4,905 shares; Thomas M. Ryan, 6,616 shares; Dorothy E. Puhy, 119 shares; and Paul R. Duncan, 2,786 shares.

 (6) Excludes 3,576 shares held by Mr. Lesser's wife and child. Mr. Lesser disclaims beneficial ownership of these shares.

 (7) Excludes the 3,737,526 shares described in note (3) above and the 3,576 shares described in note (6). Includes shares subject to options held by directors and executive officers that are exercisable within 60 days of the date of this table (see note (8) below).

 (8) Includes for the following persons, the following shares which are subject to stock options exercisable within 60 days of the date of this table: Paul
     B. Fireman, 611,150 shares; Paul R. Duncan, 142,965 shares; William F. Glavin, 41,135 shares; Mannie L. Jackson, 42,447 shares; Richard G. Lesser, 55,389 shares; Geoffrey Nunes, 52,953 shares; Thomas M. Ryan, 33,757 shares; Kenneth I. Watchmaker, 115,500 shares; Angel Martinez, 120,000 shares; Terry Pillow, 8,750 shares; David A. Perdue, 35,800 shares; and all directors and executive officers listed above and other executive officers as a group, 1,572,332 shares.

 (9) Information based on an amendment to Schedule 13G dated February 14, 2001, filed with the SEC by Brandes Investment Partners L.P., Brandes Investment Partners, Inc., Brandes Holdings, L.P., Charles H. Brandes, Glenn R. Carlson, and Jeffrey A. Busby as a group (collectively, the "Brandes Holders"), an investment advisor, which reported the beneficial ownership of 3,651,827 shares, of which it has shared voting power with respect to 2,079,381 shares and shared dispositive power with respect to 3,651,827 shares. The address of the Brandes Holders is 11988 El Camino Real, Suite 500, San Diego, CA 92130.

(10) Information based on a Schedule 13G dated February 14, 2001, filed with the SEC by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson as a group (collectively, "FMR Holders"), an investment advisor, which reported the beneficial ownership of 4,001,986 shares, of which the FMR Holders have sole voting power with respect to 262,386 shares and sole dispositive power with respect to 4,001,986 shares. The address of the FMR Holders is 82 Devonshire Street, Boston, MA 02109.

(11) Information based on a Schedule 13G dated February 14, 2001, filed with the SEC by Investors Group Trust Co. Ltd., Investors Group Inc., Investors Group Trust Inc., I.G. Investment Management, Ltd., Investors U.S. Growth Fund, Investors Global Fund, Investors Canadian Small Cap Fund II, Investors U.S. Opportunities Fund and Investors Canadian Equity Fund as a group (collectively, "IGT Holders"), a diversified financial services holding company, which reported the beneficial ownership of 4,773,900 shares, of which the IGT Holders have both shared voting and dispositive power with respect to all shares. The address of the IGT Holders is One Canada Centre, 447 Portage Avenue, Winnipeg, Manitoba R3C 3B6.

EXECUTIVE COMPENSATION

     The following table shows the aggregate compensation paid or accrued by the any for services rendered during the years that ended December 1998, 1999 and 2000 (when applicable) for (i) the Chief Executive Officer; and (ii) each of the four other most highly compensated executive officers (those falling within either clause (i) or (ii) shall be referred to herein as the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                 ANNUAL COMPENSATION            --------------------------
                                         ------------------------------------             AWARDS
                                                                      OTHER     --------------------------
                                                                     ANNUAL     RESTRICTED    SECURITIES
                                                                     COMPEN-      STOCK       UNDERLYING        ALL OTHER
                                  YEAR   SALARY($)    BONUS($)(1)   SATION($)   AWARDS($)    OPTIONS(#)(2)   COMPENSATION($)
                                  ----   ----------   -----------   ---------   ----------   -------------   ---------------
Paul B. Fireman.................  2000    1,000,012    2,100,000          --         None      2,000,000(3)        55,251(4)
  Chairman, President and         1999    1,000,012         None          --         None        500,000(5)        81,539(4)
  Chief Executive Officer         1998    1,000,012         None          --         None           None           56,275(4)(6)

Angel R. Martinez...............  2000      550,004      514,800          --         None        100,000           32,962(7)
  Executive Vice President;       1999      550,004      150,000          --         None        100,000           45,779(7)
  Chief Marketing Officer         1998      488,481         None          --         None        240,000(8)        38,434(7)

Kenneth I. Watchmaker...........  2000      592,310      980,866          --      393,750(9)     100,000           44,865(10)
  Executive Vice President;       1999      542,308      457,542          --         None        101,000(11)       44,062(10)
  Chief Financial Officer         1998      499,980      250,000          --         None        240,000(8)        30,480(10)
  and Treasurer

David A. Perdue.................  2000      434,624      604,597          --      393,750(9)     100,000            9,962(12)
  Senior Vice President;          1999      350,012      215,250          --         None           None          274,291(13)
  President and CEO,              1998      134,620      101,493          --         None         21,600(8)        34,685(13)
  Reebok Division

Terry R. Pillow.................  2000      353,431      302,062          --      393,750(9)     100,000           51,118(14)
  Senior Vice President;          1999      221,622      150,000          --         None         35,000           28,404(14)
  President and CEO,              1998         None         None          --         None           None             None
  The Rockport Company

---------------
 (1) Includes any amounts deferred by the individual pursuant to the Company's Savings and Profit-Sharing Retirement Plan (the "Savings and Profit-Sharing Plan") and the Reebok Executive Deferred Compensation Plan.

 (2) Unless otherwise indicated, these options were granted under the 1994 Equity Incentive Plan. These options have a four-year vesting schedule under which twenty-five percent (25%) of the shares granted became exercisable on the first four anniversaries of the date of the grant. The options will also become exercisable upon the death or permanent disability of the optionee and may become exercisable upon certain circumstances in the event of a merger, consolidation, sale of substantially all of the Company's assets or other transaction or series of transactions that result in a change of control of the Company's Common Stock.

 (3) The Company granted these options to Mr. Fireman in May 2000, as discussed below in the section entitled "Employee Agreements."

 (4) Includes contributions by the Company on behalf of Mr. Fireman as follows: for 2000, $13,250 to the Savings and Profit-Sharing Plan and $42,001 in credits allocated to Mr. Fireman's account under the Company's Excess Benefits Plan; for 1999, $13,000 to the Savings and Profit-Sharing Plan and $68,539 in credits allocated to Mr. Fireman's account under the Company's Excess Benefits Plan; and for 1998, $13,000 to the Profit Sharing/Savings Plan and $42,615 in credits allocated to Mr. Fireman's account under the Company's Excess Benefits Plan. Mr. Fireman is 100% vested in these contributions and allocations.

 (5) An option to purchase 499,000 shares was granted to Mr. Fireman by the Company on April 19, 1999, under the Company's 1994 Equity Incentive Plan, pursuant to an Agreement, dated April 19, 1999, between the Company and Mr. Fireman, as described below in "Employee Agreements." In connection with this grant, an option for 500,000 which had an identical exercise price, but which expired on July 24, 2000, and which was granted under Mr. Fireman's Stock Option Agreement was canceled. See the section entitled "Employee Agreements" for more information. An option to purchase 1,000 shares was granted to Mr. Fireman by the Compensation Committee in consideration of consenting to an amendment to the Company's SERP (as defined below) pursuant to a Consent dated as of April 19, 1999, as further described below in "Employee Agreements."

 (6) Includes $660 for 1998, reflecting the present value of the economic benefit to Mr. Fireman of the portion of the premium paid by the Company during 1998 ($19,245) with respect to the split-dollar life insurance agreement (see "Employee Agreements" below for a description of such agreement), based on the time period between the date on which the premium was paid by the Company and May 26, 1998, which, as of March 26, 1998, is the earliest date on which the Company could terminate the agreement and receive a refund, without interest, of the premium it paid. Under a split-dollar life insurance agreement, the Company was obligated to pay the premium for the split-dollar policy for only six years, ending in 1996, and, therefore, the Company paid only the premium on a related "key man" policy of which the Company is a beneficiary, resulting in the substantial reduction in the total premium payment. In 1999, the Company restructured the related key man policy and applied its cash value to the full premium of the restructured policy resulting in no premium payment obligations in 1999 or thereafter.

 (7) Includes contributions by the Company on behalf of Mr. Martinez as follows: for 2000, $13,250 to the Savings and Profit-Sharing Plan and $19,712 in credits allocated to Mr. Martinez's account under the Excess Benefits Plan; for 1999, $13,000 to the Savings and Profit-Sharing Plan and $32,779 in credits allocated to Mr. Martinez's account under the Excess Benefits Plan; and for 1998, $13,000 to the Savings and Profit-Sharing Plan and $25,434 in credits allocated to Mr. Martinez's account under the Excess Benefits Plan. Mr. Martinez is 100% vested in these contributions and allocations.

 (8) These options were issued on October 16, 1998, pursuant to the Company's Option Exchange and Restructuring Program in which each named executive exchanged all of his above-market options for new options at the market price on the date of grant, but at a ratio of four new shares for every five shares exchanged and subject to a new four-year vesting schedule, under which twenty-five percent (25%) of the shares granted become exercisable on each of the first four anniversaries of the date of grant. These options will also become exercisable upon the death or permanent disability of the optionee and may become exercisable under certain circumstances in the event of a merger, consolidation, sale of substantially all of the Company's assets or other transaction or series of transactions that result in a change of control of the Company's Common Stock.

 (9) The value of the 50,000 shares of restricted stock held by each of Mr. Watchmaker and Mr. Perdue as of December 31, 2000, assuming a sale price of $25.89 per share, would be $1,294,500. The value of the 38,000 shares of restricted stock held by Mr. Pillow as of December 31, 2000, assuming a sale price of $25.89 per share would be $983,820. The Company awarded each of them 50,000 shares of restricted stock on January 24, 2000 at the per share price of $7.875, subject to restrictions and other conditions as discussed below in "Employee Agreements." 16,667 shares vested on July 26, 2000, after the Company met its first performance objective.

(10) Includes contributions by the Company on behalf of Mr. Watchmaker as follows: for 2000, $13,250 to the Savings and Profit-Sharing Plan and $31,615 in credits allocated to Mr. Watchmaker's account under the Excess Benefits Plan; for 1999, $13,000 to the Savings and Profit-Sharing Plan and $31,062 in
     credits allocated to Mr. Watchmaker's account under the Excess Benefits Plan; and for 1998, $13,000 to the Savings and Profit-Sharing Plan and $17,480 in credits allocated to Mr. Watchmaker's account under the Excess Benefits Plan. Mr. Watchmaker is 100% vested in these contributions and allocations.

(11) An option to purchase 1,000 shares was granted to Mr. Watchmaker by the Compensation Committee in consideration of his consent to an amendment to the Company's SERP pursuant to a Consent dated as of April 19, 1999, as further described below in "Employee Agreements."

(12) Represents contributions by the Company on behalf of Mr. Perdue during 2000 of $9,962 to the Savings and Profit-Sharing Plan. Mr. Perdue is 40% vested in these contributions.

(13) These amounts represent reimbursements of expenses incurred by Mr. Perdue in connection with his relocation to Massachusetts.

(14) These amounts represent reimbursements of expenses incurred by Mr. Pillow in connection with his relocation to Massachusetts.

STOCK OPTION GRANTS

     The following table shows information concerning individual grants of stock options and freestanding stock appreciation rights ("SARs") made during 2000 to each of the named executive officers:

                                                                                            POTENTIAL
                                                                                        REALIZABLE VALUE
                                              INDIVIDUAL GRANTS                            AT ASSUMED
                           -------------------------------------------------------       ANNUAL RATES OF
                            NUMBER OF       % OF TOTAL                                     STOCK PRICE
                            SECURITIES     OPTIONS/SARS                                 APPRECIATION FOR
                            UNDERLYING      GRANTED TO    EXERCISE OR                    OPTION TERM(1)
                           OPTIONS/SARS     EMPLOYEES     BASE PRICE    EXPIRATION   -----------------------
          NAME              GRANTED(#)       IN 2000        ($/SH)         DATE        5%($)        10%($)
          ----             ------------    ------------   -----------   ----------   ----------   ----------
Paul B. Fireman..........   1,000,000(2)      26.55%        $17.375       5/9/10     10,946,250   27,626,250
                            1,000,000(2)      26.55%         18.375      5/24/10     11,576,250   29,216,250
Angel R. Martinez........     100,000(3)       2.65%         16.375       5/2/10      1,031,625    2,603,625
Kenneth I. Watchmaker....     100,000(3)       2.65%         8.1875       1/3/10        515,813    1,301,813
David A. Perdue..........     100,000(3)       2.65%         8.1875       1/3/10        515,813    1,301,813
Terry R. Pillow..........     100,000(3)       2.65%         8.1875       1/3/10        515,813    1,301,813

---------------

(1) The assumed annual rates of stock price appreciation of 5% and 10% per annum are established by the SEC and are not to be construed as a forecast of future appreciation. The actual realized value of such options will depend on the market value of the Common Stock on the date of exercise; no gain will be realized by the optionees unless there is an increase in the stock price from the price on the date of grant.

(2) These options to purchase 1,000,000 shares each were granted to Mr. Fireman by the Company on May 9 and May 24, 2000, pursuant to an Agreement dated May 2, 2000, between the Company and Mr. Fireman, as described below in the section entitled "Employee Agreements."

(3) These options were granted to Messrs. Martinez, Watchmaker, Perdue and Pillow under the 1994 Equity Incentive Plan. These options have a four-year vesting schedule under which twenty-five percent (25%) of the shares granted became exercisable on the first four anniversaries of the date of the grant. The options will also become exercisable upon the death or permanent disability of the optionee and may become exercisable upon certain circumstances in the event of a merger, consolidation, sale of substantially all of the Company's assets or other transaction or series of transactions that result in a change of control of the Company's Common Stock.

AGGREGATED OPTION AND SAR EXERCISES AND VALUES

     The following table sets forth aggregated option and SAR exercises in 2000 and option values as of December 31, 2000 for each of the named executive officers:

                    AGGREGATED OPTION/SAR EXERCISES IN 2000
                 AND OPTION/SAR VALUES AS OF DECEMBER 31, 2000

                                                                NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                    OPTIONS/SARS                OPTIONS/SARS
                                 SHARES                            AT 12/31/00(#)              AT 12/31/00($)
                                ACQUIRED          VALUE       -------------------------   -------------------------
           NAME              ON EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
           ----              ---------------   ------------   -------------------------   -------------------------
Paul B. Fireman............     2,000,000        $60,000          588,920/2,022,230          4,665,000/18,930,000
Angel R. Martinez..........            --             --           145,000/ 295,000          2,077,425/ 3,797,175
Kenneth I. Watchmaker......            --             --           145,250/ 295,750          2,079,823/ 4,623,118
David A. Perdue............            --             --            10,800/ 110,800            158,922/ 1,915,250
Terry R. Pillow............            --             --             8,750/ 126,250             74,069/ 2,137,456

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Board of Directors, on February 15, 1996, adopted a Supplemental Executive Retirement Plan (the "SERP") for certain key executive officers, including Mr. Fireman, Mr. Martinez and Mr. Watchmaker. The SERP provides that a participant, upon attaining age 60, will receive an annual retirement benefit equal to (a) twenty-five percent (25%) of his or her average total compensation for the three calendar years out of the five consecutive calendar years ending with the year in which the participant retires ("Final Average Compensation"), in which he or she had the highest total compensation multiplied by (b) the number of years of such executive's service with the Company (not to exceed 15) divided by 15. The SERP also provides for reduced benefits for participants who retire after age 55, but before age 60, and have completed at least five full years of continuous service with the Company, or who retire before age 55, and have completed at least ten full years of continuous service.

     In February 1999, the SERP was amended to provide that participants who voluntarily terminate their employment with the Company will forfeit their eligibility and further benefits if, prior to age 65, they work on a full-time basis (excluding service on a board of directors, government or public service or teaching) after leaving the Company, or if at any time they perform any services for a competitor of the Company.

     The following table sets forth estimated annual benefits payable under the SERP upon a participant's retirement, assuming attainment of age 60 while in the employment of the Company, for the following compensation levels and years of service:

                                                  YEARS OF SERVICE
             FINAL AVERAGE               ----------------------------------
              COMPENSATION                  5          10      15 AND ABOVE
             -------------               --------   --------   ------------
$  450,000.............................  $ 37,500   $ 75,000     $112,500
   550,000.............................    41,667     83,333      125,000
   750,000.............................    62,500    125,000      187,500
 1,000,000.............................    83,333    166,667      250,000
 1,250,000.............................   104,167    208,333      312,500
 1,500,000.............................   125,000    250,000      375,000
 1,750,000.............................   145,833    291,667      437,500
 2,000,000.............................   166,667    333,333      500,000
 2,250,000.............................   187,500    375,000      562,500

     The compensation covered by the SERP for any calendar year is the participant's base compensation and annual incentive bonus earned for such year (which are reflected in the Salary and Bonus columns of the Summary Compensation Table), plus any amount that would have been paid to the participant but for a salary reduction agreement in effect during such year pursuant to Sections 125 or 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The benefit payment under the SERP is not subject to any deductions for Social Security benefits or other offset amounts. Years of service credited under the SERP for the executive officers named in the Summary Compensation Table above who are participants in the SERP are as follows: Paul B. Fireman, 21 years; Angel Martinez, 19 years; and Kenneth I. Watchmaker, 8 years.

EMPLOYEE AGREEMENTS

     Mr. Fireman has a Stock Option Agreement with the Company pursuant to which he received in 1990 a grant of options to purchase 2,500,000 shares of the Company's Common Stock at exercise prices ranging from $17.32 to $18.37 per share, which became exercisable in stages over a five-year period ending July 24, 1995. Mr. Fireman and the Company entered into an Agreement, dated as of April 19, 1999, pursuant to which an option to purchase 500,000 shares of Common Stock at $18.01 per share was canceled and an option to purchase 499,000 shares was issued under Reebok's 1994 Equity Incentive Plan. This effectively extended the exercise date of this option from July 24, 2000 to July 24, 2010. In addition, the terms of this option have been changed to allow Mr. Fireman to transfer this option to certain family members, any trust in which certain family members have more than a fifty percent (50%) beneficial interest, or a foundation controlled by Mr. Fireman or certain family members.

     During 2000, Mr. Fireman expressed his intent to exercise his remaining two stock options for 1,000,000 shares each granted to him in 1990 (with exercise prices of $17.32 and $18.37), which were set to expire on July 24, 2000, at such time as the market price of the Company exceeded the exercise price of the options. The effect of a sale of the shares would have been significantly dilutive to the Company's shareholders. The Board believed, after consultation with its independent financial advisers, that this dilution would not be in the best interest of the Company or its stockholders.

     In May 2000, Mr. Fireman agreed to exercise his two options for 1,000,000 shares each from 1990, once the market price of the Company's common stock exceeded the exercise price of the options. Mr. Fireman also agreed to irrevocably offer to sell the shares acquired upon exercise of these options to the Company at the first trade price above the exercise price. Mr. Fireman exercised his option and sold the underlying shares to the Company pursuant to this agreement on May 9 and May 24, 2000. The Company then agreed to grant Mr. Fireman two new options for 1,000,000 shares each with an exercise price equal to the market price at which the Company purchased Mr. Fireman's shares at $17.375 and $18.375, respectively. These options vest annually over a three-year period; however, they accelerate and become immediately exercisable if Mr. Fireman is no longer the Chief Executive Officer of the Company (other than as a result of a termination for cause) or upon a change of control of the Company. Additionally, the options will not be exercisable at any time as Mr. Fireman is a "covered employee" under Section 162(m) of the Code or if certain other conditions are not met. The options have a ten-year term; however, at such time as Mr. Fireman is no longer actively involved in the management of the Company as an officer, director or consultant, he would have three years to exercise the options.

     The Company entered into a split-dollar insurance agreement as of September 25, 1991 with a trust established by Mr. Fireman, pursuant to which the Company and that trust will share in the premium costs of a whole life insurance policy that pays a death benefit of not less than $50,000,000 upon the death of Mr. Fireman, age 57, or Phyllis Fireman, age 56 (whichever occurs later). Under the agreement, the Company paid that portion of each annual policy premium that, in general terms, was equal to the annual increase in the cash value of the policy. The Company's obligation to make such premium payments terminated in 1996 upon the payment of the sixth annual premium due under the policy. In 1999, the Company restructured the related key man policy of which the Company is the beneficiary and which is designed to work in conjunction with the split-dollar insurance policy to insure the repayment to the Company of the aggregate amount of the premiums paid by the Company. Pursuant to this restructuring, the Company applied its cash value to the full premium of the restructured policy resulting in no premium payment obligations in 1999 or thereafter. The Company may cause the agreement to be terminated and the policy to be surrendered at any time upon 60 days' prior notice. Upon surrender of the policy or payment of the death benefit under the policy, the Company is entitled to repayment of an amount equal to the cumulative premiums previously paid by the Company, with all remaining payments to be made to the Paul Fireman Irrevocable Trust - 1991. See footnote (6) to the "Summary Compensation Table" above for further information on premium payments made by the Company under this policy.

     In connection with the February 1999 amendment to the SERP, as described above in the section entitled "Supplemental Executive Retirement Plan", Mr. Fireman and Mr. Watchmaker executed Consents, each dated April 19, 1999, in which they agreed to forfeit their eligibility and further benefits under the SERP if, prior to age 65, they work on a full-time basis (excluding service on a board of directors, government or public service or teaching) after leaving the Company, or if at any time they perform any services for a competitor of the Company. In consideration of these Consents, the Company (i) granted Mr. Fireman an option to purchase 1,000 shares of Common Stock expiring on April 19, 2009, at an exercise price of $18.01; and (ii) granted Mr. Watchmaker an option to purchase 1,000 shares of Common Stock, expiring on April 19, 2009, at an exercise price of $17.75.

     The Company has change of control agreements with Mr. Martinez and Mr. Watchmaker providing for certain compensation and benefits in the event of the termination of their employment with the Company following a "change in control" of the Company (as defined in the respective agreements). A "change in control" includes one which is initiated by Company management except in the case of a leveraged buy-out or recapitalization of the Company in which the executive participates as an equity investor. In each agreement, if the executive's employment with the Company were to terminate (other than as a result of the death, total disability or retirement of the executive at or after his normal retirement date) within 24 months following a change in control and the termination is (a) by the Company for a reason other than as a result of a conviction of the executive for a felony or a crime involving moral turpitude or
(b) by the executive if the Company fails to maintain the executive in the positions, with the titles, that he held immediately prior to the change of control, following a downgrading of his responsibilities or authority or if the Company makes certain other changes or reductions in the executive's compensation as specified in the agreement, then the Company will pay to the executive a lump-sum cash payment equal to 300% of the aggregate of his (i) then-current annual base salary, (ii) his target bonus for the then-current year, or, if higher, his bonus for the most recent calendar year ended before the change of control, (iii) the amount of his then-current annual automobile allowance and (iv) the annual cost of life insurance then furnished to him by the Company. In addition, all of the executive's outstanding stock options, restricted shares and other similar incentive rights and interests will become immediately and fully vested and exercisable. The executive will be treated for purposes of the SERP as having three additional years of continuous service and the Company will pay to him in a single lump-sum cash payment the present value of his benefit under the SERP. The Company will pay to the executive, in a single lump-sum cash payment, an amount equal to the difference, if any, between
(i) the total distribution that he receives following his termination under the Company's Savings and Profit-Sharing Plan and its Excess Benefits Plan and (ii) the total distribution that he would have received under such plans had he accumulated three additional years of service for vesting prior to termination. The executive and his dependents will also continue to participate fully at the expense of the Company in all accident and health plans provided by the Company immediately prior to the change in control, or receive substantially equivalent coverage, until the third anniversary of his termination of employment. In addition, the agreements provide that the executive will be reimbursed by the Company for any legal fees and expenses incurred by him as a result of the termination of his employment. Each agreement provides that if it is determined that any payment or benefit provided by the Company to or on behalf of the executive, either under the executive's change of control agreement or otherwise, is subject to the excise tax imposed by Section 4999 of the Code, the Company will make an additional lump-sum payment to the executive which will be sufficient to make the executive whole for all taxes and any associated interest and penalties imposed under or as a result of Section 4999. Messrs. Martinez and Watchmaker are required under the agreements not to leave voluntarily the employ of the Company in the event that any person or entity initiates a change of control until such time as the effort terminates or the change of control is completed. The Company amended Mr. Watchmaker's change of control agreement in February 2000 to include the event that Mr. Fireman is no longer Chief Executive Officer of the Company as a "change of control" under the Agreement.

     The Company has non-competition agreements with Mr. Martinez, Mr. Watchmaker, Mr. Pillow and Mr. Perdue under which each executive has agreed not to compete, directly or indirectly, with the Company during his employment and pursuant to which the Company has the right to extend the non-competition requirement for a period of up to one year after his termination of employment with the Company (the "Non-Competition Period"). During the Non-Competition Period, the Company will pay the executive an amount equal to one-half of his base salary as in effect on his termination date and will continue certain medical coverage benefits, except that for Mr. Martinez and Mr. Watchmaker, if the Company terminates their employment without "cause" (as defined in the agreement), they would be entitled to 100% of their base salary as of the date of termination, which amount shall be reduced by the amount of any severance payments received from the Company.

     In recognition of the importance of some key executives to Reebok, the Board of Directors approved the grant of shares of restricted stock in January 2000 and an annual supplemental bonus program. This bonus designed to retain key senior executives will be in addition to any bonus payable under the Company's Bonus Plan (as defined below), or any similar program then in effect. The program will last for four years. The objectives of the restricted stock grant were to: (1) maintain the focus on shareholder returns and align senior management's interest more closely with shareholders, (2) retain key executives, and (3) deliver a significant increase in compensation for exceptional Company performance. Mr. Watchmaker, Mr. Perdue and Mr. Pillow each received a grant of shares of Reebok Common Stock as of January 24, 2000 at a price of $7.875. The shares are "restricted," which means that they are not transferable and cannot be sold until they vest. The restricted stock will fully vest on January 24, 2004 subject to earlier vesting if the Company achieves certain established goals. Specifically: (a) one-third of the Restricted Shares will vest prior to that date if the Company's earnings per share ("EPS") at year end is $1.50 or more, or if the stock price for Reebok closes at $18.00 per share or more for any five trading days in any ten trading day period; (b) an additional one-third of the Restricted Shares will vest if the Company's EPS at year end is $2.25 or more, or if the stock price for Reebok closes at $27.00 or more for five trading days in a ten trading day period; and (c) the remaining one-third of the Restricted Shares will vest if the Company's EPS at year end is $3.00 or more, or if the stock price for Reebok closes at $36.00 or more for five trading days in a ten trading day period. As of the Record Date, two-thirds of the Restricted Shares have vested.

     At the same time, Reebok adopted an Executive Loan Program. The loan may be called and required to be paid in full if: (i) the employee fails to make payments when due, or (ii) if the employment with Reebok is terminated for any reason. Each of Mr. Watchmaker, Mr. Perdue and Mr. Pillow, who are all executive officers, became indebted individually to the Company during 2000 in the amount of $184,078 through the execution of a promissory note payable over four years (with interest accruing at 6.21% per year). As of the Record Date, $130,914 remains outstanding on the loan for each individual named in this paragraph.

     The above description is only a summary of the agreements which the Company has with its various executive officers and is qualified in its entirety by the actual agreements, copies of which have been filed as Exhibits to the Company's Annual Report on Form 10-K.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee has submitted the following report:

     The Committee in 2000 consisted of Geoffrey Nunes, Chair, Thomas M. Ryan and William F. Glavin (until his resignation from the Committee on December 31,
2000). The Compensation Committee's responsibilities include setting both the cash and equity compensation level for the Chief Executive Officer and reviewing the cash and equity compensation levels for all other executive officers of the Company. Compensation for these other individuals is established by the Chief Executive Officer. The Committee also functions as the stock option committee, and in that capacity administers the 1994 Equity Incentive Plan and grants all stock options to executive officers.

     The Committee held three meetings during 2000. Specifically, it held meetings in February, May, and December. In its review of executive officer compensation for 2000, the Committee considered the results of "Competitive Assessment of Executive Compensation," a report prepared by an outside compensation consulting firm at the Committee's request. An analysis of the report showed that compensation payable to executives of the Company was largely consistent with the Company's philosophy that executives should be compensated in the seventy-fifth percentile of its peer group of companies in the shoe and apparel industries as well as other leading consumer product organizations.

     The Committee elected to continue Mr. Fireman's cash compensation for 2000 at $1,000,000 per year and established a 2000 bonus for Mr. Fireman based on objective criteria of operating profit and operating cash flow of both the Reebok brand and the Company as a whole.

     In February 2000, the Committee reviewed the Company's proposed Performance Incentive Plan (the "Bonus Plan") for 2000, pursuant to the terms of an Omnibus Executive Performance Incentive Plan previously approved by shareholders in 1996, and the bonus award calculations under the Bonus Plan. The Bonus Plan permits bonuses to be paid to certain named executives only if specific financial criteria established by the Committee are met. Thus, bonuses paid under the Bonus Plan qualify for a tax deduction pursuant to Section 162(m) of the Code. The financial criteria are based on at least two factors: (a) pre-tax operating profit, and (b) cash flow from operations. For some executives, these criteria are assessed against the results of a particular operating unit for which the executive is responsible, while for others they are assessed against the Company's overall financial results or a combination of both. In addition, bonuses for executives who are responsible for a particular operating unit are also based in part on an increase in sales or year-end sales backlog, as appropriate.

     The Committee also determined the amount of the target award that would be paid if the financial criteria were satisfied. The Committee approved a change to the Bonus Plan modifying the amount of potential bonus awards to provide for a higher than target bonus award percentage only after the Company has achieved 100% of the Bonus Plan financial criteria. For 2000, participants had the ability to earn (i) a portion of their target award only if at least 87.5% of the financial criteria were met, (ii) 100% of their target award if all of the financial criteria were met and (iii) could earn more than 100% of the target award (up to a maximum of 200% of the award) if the criteria were exceeded. Under the Bonus Plan, any award in excess of 125% of the target award is deferred and paid in two equal installments on the first and second anniversary of the bonus award payment date. Target awards were fixed as a percentage of base salary and ranged from 50% to 100%. Under the Bonus Plan, the Committee has reserved the ability to reduce any award or eliminate any award based on the overall financial performance of the Company, as well as certain other factors.

     Bonuses for the executive officers for 2000 were determined in accordance with the Bonus Plan and the Company's actual 2000 financial results. In February 2001, the Committee met to review the Company's actual financial results for 2000 and to determine whether such results satisfied the financial criteria established under the Bonus Plan. Both the Reebok Brand and Corporate groups exceeded their pre-tax operating profit target and operating cash flow target in 2000. In addition, the Reebok Brand exceeded its sales backlog target. The Rockport Brand did not achieve 100% of its pre-tax operating profit target, but did exceed its operating cash flow target. Based on these financial results, the Bonus Plan provided for funding of the target bonuses that were calculated based on the pre-tax operating profit and maximum payout of the target bonuses that were calculated based on the Company's cash flow. In accordance with the Bonus Plan, the amount of any bonus payable in excess of 125% of the target was deferred. In addition, if an executive failed to manage departmental expenses consistent with his or her budget, the bonus was subject to a reduction. In the case of Mr. Fireman, he received a bonus of $1,800,000 under the Bonus Plan. In recognition of his accomplishments in 2000 and the fact that he exceeded all of the stated objectives, the Committee granted in its discretion an additional bonus, outside of the Bonus Plan, of $300,000.

     In May 2000, the Committee reviewed Mr. Fireman's stock option package and considered a possible grant to Mr. Fireman of stock options. In doing so, the Committee considered his assumption of the role as President and Chief Executive Officer of the Reebok Brand, in addition to his role as Chairman and Chief Executive Officer of the Company. The Committee reviewed a report from an outside compensation consulting firm indicating that for Mr. Fireman's role, the median level for an annual option grant would be approximately 500,000 shares and that the seventy-fifth percentile for an annual option grant would be approximately 940,000 shares. Additionally, the report indicated that if the Company wanted to make a "mega-grant" to Mr. Fireman covering a three year period, the median level was approximately 1,350,000 shares and the seventy-fifth percentile was approximately 2,820,000 shares. The Committee acknowledged the Company's philosophy that executives should be compensated in the seventy-fifth percentile of its peer group.

     The Committee then concluded it was appropriate to make a one-time grant to Mr. Fireman of options for an aggregate of 2,000,000 shares, if Mr. Fireman agreed to exercise his two options for 1,000,000 shares each immediately upon the market price of the Company's common stock exceeding the exercise price of the options, and to irrevocably offer to sell the shares acquired upon exercise of these options to the Company at the first trade price above the exercise price. The two new options for 1,000,000 shares each granted to Mr. Fireman have an exercise price equal to the market price at which the Company purchased Mr. Fireman's shares. These options vest over a three-year period and have a ten-year term. The options are not exercisable, however, until such time as Mr. Fireman is no longer the Chief Executive Officer of the Company or one of its named executive officers, but they may be accelerated and become immediately exercisable if Mr. Fireman is no longer the Chief Executive Officer of the Company or upon a change of control. Both the vesting and ability to exercise the options will be accelerated if Mr. Fireman is no longer actively involved in the management of the Company as an officer, director or consultant, in which case he will have only three years to exercise the options. Additionally, the options will not be exercisable at any time as Mr. Fireman is a "covered employee" under Section 162(m) of the Code or if certain other conditions are not met. In the Committee's judgment, the combination of the new option grant and the agreement with respect to Mr. Fireman's existing options constituted appropriate compensation to Mr. Fireman without substantial dilution to the Company's shareholders.

     The Committee generally grants stock options to executive officers to provide long-term performance related incentives that link rewards directly to shareholder gains over a multi-year period. Under the Company's current program, the stock options for officers of the Company generally vest over a four-year period in equal installments. The stock options awarded to executive officers have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. In addition, the Committee approved the grant of shares of restricted stock to sixteen key executives in January 2000, vesting over four years with a potential for accelerated vesting if certain performance goals are achieved relating to the Company's reported earnings per share or stock price. The Company also adopted an Executive Loan Program and an annual supplemental bonus program designed to retain key senior executives.

     In adopting and administering executive compensation plans and arrangements, the Committee considers whether the deductibility of such compensation will be limited under Section 162(m) of the Code, and, in appropriate cases, will attempt to structure such compensation so that any such limitation will not apply.

                                          COMPENSATION COMMITTEE
                                          Geoffrey Nunes, Chair
                                          Thomas M. Ryan

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is composed of three independent directors (Messrs. Lesser and Nunes and Ms. Puhy, since December 13, 2000) and operates under a written charter adopted by the Board of Directors. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process.

     The Audit Committee has met and held discussions with management and the independent auditors. In our discussions, management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with both management and Ernst & Young, LLP, our independent auditors. The Audit Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has considered and discussed with Ernst & Young the firm's independence and the compatibility of the non-audit services provided by the firm with its independence. Based on the Audit Committee's review of the audited financial statements and the various discussions noted above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          AUDIT COMMITTEE
                                          Richard G. Lesser, Chair
                                          Geoffrey Nunes
                                          Dorothy E. Puhy

PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total returns for the Company's Common Stock, the Standard & Poor's 500 Stock Index, and the Standard & Poor's Shoes and Textile Apparel Manufacturers Indices* from December 31, 1995 to December 31, 2000. The graph assumes an investment of $100 on December 31, 1995 in each of the Company's Common Stock and the stocks comprising the Standard & Poor's 500 Stock Index and the Standard & Poor's Shoes and Textile Apparel Manufacturers Indices. Performance shown for each of the indices assumes that all dividends were reinvested.

                           TOTAL SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)
PERFORMANCE GRAPH

                                               REEBOK
                                           INTERNATIONAL                                                           TEXTILES
                                                LTD.              S&P 500 INDEX           FOOTWEAR-500          (APPAREL)-500
                                           -------------          -------------           ------------          -------------
Dec95                                          100.00                 100.00                 100.00                 100.00
Dec96                                          149.72                 122.96                 166.22                 113.53
Dec97                                          102.71                 163.98                 112.02                 122.44
Dec98                                           53.03                 210.84                 109.65                 105.96
Dec99                                           29.19                 255.22                 130.04                  79.08
Dec00                                           97.46                 231.98                 157.39                  95.35

---------------
* The Standard & Poor's Shoes and Textile Apparel Manufacturers Indices were selected in order to compare the Company's performance with companies in each of the two primary lines of business in which the Company is engaged. The indices do not, however, include all of the Company's competitors, nor all product categories and lines of business in which the Company is engaged.

TRANSACTIONS WITH MANAGEMENT AND AFFILIATES

     In April 1996, the Company entered into a three-year agreement (the "1996 Agreement") with Harlem Globetrotters International, Inc. (the "Globetrotters"). In April 1999, the Company and the Globetrotters entered into another agreement (the "1999 Agreement"), which extended the arrangement through March 31, 2002. Under both of these agreements, Reebok is the exclusive athletic footwear and apparel sponsor of the Globetrotters and has been granted a license to produce and sell Reebok products bearing the Globetrotters' team trademark for a royalty payment of 5% of Reebok's production cost, with specified guaranteed royalty payments. Under the 1996 Agreement, Reebok agreed to pay the Globetrotters $100,000 during the first year and $200,000 per year during the remaining two years as a guarantee against potential earned royalties. Reebok also agreed to supply products having an aggregate retail value not to exceed $140,000 to the Globetrotters each contract year. The 1999 Agreement provides that Reebok will pay the Globetrotters $200,000 per year and supply to the Globetrotters Reebok products having an aggregate wholesale value not to exceed $50,000 per year. During 2000, Reebok paid to the Globetrotters approximately $200,000 in payments due in accordance with the agreements and $100,000 for special promotional appearances. Reebok also supplied products to the Globetrotters with an approximate wholesale value of $50,000. Finally, Reebok paid $200,000 to the Globetrotters as part of their 75(th)anniversary celebration to obtain a lead sponsor position and a forum to launch a new athletic shoe featuring the Pump(R) technology. Mannie L. Jackson, a current director of the Company, is the Chairman, Chief Executive Officer and majority owner of the Globetrotters.

     In March 2000, the Company entered into an agreement, which was negotiated at arm's length, with Jenzabar.com, Inc. ("Jenzabar"), an e-commerce company that enters into exclusive relationships with colleges and universities for promotional and advertising ventures. Reebok determined that Jenzabar would provide a valuable marketing opportunity to the Reebok Brand as an avenue for the Reebok Brand to reach the key target market of college students. The Company paid Jenzabar approximately $150,000 during 2000. In return for this payment, Reebok was given the right to sell its products to students at college Spring Break events organized by Jenzabar, obtained banner advertising on Jenzabar's website, and generated publicity among student volunteers across college campuses. Mr. Fireman, the Chairman of the Board of Directors for Reebok and the Company's Chief Executive Officer, is a director of and shareholder in Jenzabar.

INDEBTEDNESS OF MANAGEMENT

     See the section entitled "Employee Agreements" for a description of such arrangements.

         PROPOSAL 2:  APPROVAL OF EXECUTIVE PERFORMANCE INCENTIVE PLAN

     On December 13, 2000, the Compensation Committee and the Board of Directors unanimously approved, subject to approval by shareholders at the Meeting, the Reebok International Ltd. Executive Performance Incentive Plan (the "Incentive Plan"), which provides for the awarding of bonuses to certain executive officers or other key employees of the Company and its subsidiaries subject to the attainment of certain performance criteria. It is the intent of the Company that awards under the Incentive Plan qualify as performance-based compensation for purposes of Section 162(m)(4)(c) of the Code so that the Company's tax deduction for such awards is not disallowed in whole or in part under Section 162(m).

     The following is a brief description of certain features of the Incentive Plan. This summary is qualified in its entirety by reference to the terms of the Incentive Plan, a copy of which appears as Exhibit B to this Proxy Statement.

TERM

     Subject to approval by shareholders, the Incentive Plan will be effective as of January 1, 2001, and will continue until December 31, 2005, unless reapproved by the Company's shareholders or unless amended or terminated.

PARTICIPANTS

     Participants in the Incentive Plan will be those corporate officers and other key employees of the Company and its subsidiaries who are selected annually to participate in the Plan by the Compensation Committee. It is anticipated that the participants selected by the Compensation Committee will be those officers and other key employees whose compensation may be subject to deductibility limits of Section 162(m) of the Code and will include annually less than twenty individuals. Awards and participants under the Incentive Plan are indeterminable.

ADMINISTRATION

     The Incentive Plan will be administered by the Compensation Committee, which will have authority to prescribe rules relating to the Plan. The decisions of the Compensation Committee with respect to the Incentive Plan will be final and conclusive.

PERFORMANCE CRITERIA

     Within 90 days after the beginning of each fiscal year of the Company, the Compensation Committee will establish for each participant an objective performance goal or goals based on one or more of the following performance criteria: net income (before or after taxes); operating income; sales; revenue; sales backlog; earnings before income, taxes and depreciation allowance; return on invested capital; expenses; return on sales; gross or net margin; cash flow; earnings per share; return on assets; return on equity; total shareholder return; market share; inventory turnover; and stock price. In establishing such performance goals, the Compensation Committee may apply the performance criteria as a measure of the performance of the Company, any subsidiary, any division, group or other unit of the Company or subsidiary, any product category or categories, or any combination of the foregoing. The Compensation Committee will also determine the amounts of the target awards that will be paid if the performance goal or goals are met and the method by which such amounts will be calculated. In addition, at the Compensation Committee's option, it may determine that all or any part of the award will be paid in stock, which shares will be subject to such restrictions as the Compensation Committee may determine. In any case, the maximum award that may be paid to any participant under the Incentive Plan for any year is the lesser of 300% of such participant's base salary in effect during such year or $3,000,000.

DETERMINATION OF AWARD

     At the end of each fiscal year, the Compensation Committee will determine and certify for each participant whether the performance goal or goals have been met and the amount of the award, if any, to be paid. Awards will be paid to participants in cash and/or stock, as applicable, following such determination and within 90 days after the end of such fiscal year. In order to reflect additional considerations relating to performance, the Compensation Committee may, in its discretion, reduce or eliminate any calculated award to be paid to a participant, but may not increase such award.

     An affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Meeting is required to approve the Incentive Plan. The Board of Directors recommends voting in favor of the Incentive Plan because it provides an easily administered means by which the Company may grant performance-based compensation to its officers and key employees who, in the Board's judgment, have made a significant contribution to the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2.

             PROPOSAL 3:  APPROVAL OF THE 2001 EQUITY INCENTIVE AND
                      DIRECTOR DEFERRED COMPENSATION PLAN

     On February 8, 2001, the Compensation Committee and the Board of Directors unanimously voted to adopt the 2001 Equity Incentive and Director Deferred Compensation Plan (the "Equity Plan"), which provides for the issuance of stock options, stock appreciation rights, restricted stock and deferred stock to employees of the Company or its subsidiaries and other persons or entities (excluding non-employee directors of the Company) and to recommend approval of the Equity Plan to shareholders.

     The purpose of the Equity Plan is to advance the interests of Reebok and its subsidiaries by enhancing the ability of Reebok to (i) attract and retain employees, directors, and other persons or entities who are in a position to make significant contributions to the success of Reebok and its subsidiaries;
(ii) reward such persons for such contributions; and (iii) encourage such persons to take into account the long-term interest of Reebok through ownership of shares of Reebok's Common Stock. The Equity Plan is intended to accomplish these goals by enabling Reebok to grant awards ("Awards") in the form of options, stock appreciation rights, restricted stock or deferred stock, all as more fully described below, and by providing a means for Eligible Directors to defer all or a portion of their directors' fees.

     The following is a summary of the material features of the Equity Plan. If you would like more information about the Equity Plan, a copy appears as Exhibit C to this Proxy Statement.

GENERAL

     The Equity Plan will be administered by a committee (the "Committee") of the Board. The Committee will have full and exclusive power to interpret the Equity Plan, to adopt rules, regulations and guidelines relating to the Equity Plan, to grant waivers of Equity Plan restrictions and to make all of the determinations necessary for its administration. A total of 5,000,000 shares of Common Stock are reserved for issuance under the Equity Plan. Employees of Reebok and its subsidiaries, Eligible Directors, and other persons or entities who are in a position to make a significant contribution to the success of Reebok or its subsidiaries are eligible to receive Awards under the Equity Plan. Reebok expects that approximately 275 persons will participate in the Equity Plan annually.

     Section 162(m) of the Code places annual limitations on the deductibility by public companies of compensation in excess of $1,000,000 paid to each of the chief executive officer and the other four most highly compensated officers, unless, among other things, the compensation is performance-based. For compensation attributable to stock options and stock appreciation rights to qualify as performance-based, the plan under which such stock options and SARs are granted must state a maximum number of shares with respect to which options and rights may be granted to an individual during a specified period and must be approved by the company's shareholders. To comply with these requirements, the Equity Plan is being submitted for shareholder approval and provides that the maximum number of shares as to which Awards may be granted to any participant in any one calendar year under the Equity Plan is 1,000,000 shares.

     Stock Options. The Committee may from time to time award options to any participant subject to the limitations described above. In addition, Eligible Directors shall receive specified grants of options when they join the Board of Directors and annually thereafter. An Eligible Director, upon election to the Board, shall be awarded options on shares with a fair market value equal to six times the average annual cash compensation received by all Eligible Directors for the prior calendar year. On April 28 of each year each Eligible Director shall be awarded for each year of service options on shares with a fair market value equal to three times the average annual cash compensation received by all Eligible Directors for the prior calendar year.

     The exercise price of an incentive stock option ("ISO") granted under the Equity Plan shall not be less than 100% of the fair market value of the Common Stock at the time of grant. The exercise price of a non-ISO granted under the Equity Plan shall be determined by the Committee, and the exercise price of options granted to Eligible Directors shall be set at 100% of the fair market value of the Common Stock at the time of the grant. Options will become exercisable at such time or times, and on and subject to such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of an option may be exercised. ISOs granted under the Equity Plan will expire and terminate no more than 10 years from the date of grant. The exercise price may be paid by cash, check, bank draft, or money order. The Committee may also permit the exercise price to be paid by tendering shares of Common

Stock, by delivery to Reebok of an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or by a combination of the foregoing.

     Stock Appreciation Rights. SARs may be granted either alone or in tandem with stock option grants. Each SAR entitles the holder upon exercise to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation in the value of a share of Common Stock. SARs may be based solely on appreciation in the value of Common Stock or may include adjustments reflecting other measures of performance. If a SAR is granted in tandem with an option, the SAR will be exercisable only at such times, and to the extent, that the related option is exercisable.

     Stock Awards; Deferred Stock. The Equity Plan provides for awards of nontransferable shares of restricted Stock subject to forfeiture ("Restricted Stock"), as well as unrestricted shares of Common Stock. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period and the satisfaction of any other conditions or restrictions established by the Committee. Other Awards under the Equity Plan may also be settled with Restricted Stock. The Equity Plan also provides for deferred grants entitling the recipient to receive shares of Common Stock in the future at such times and on such conditions as the Committee may specify ("Deferred Stock").

     Eligible Director Deferred Compensation. The Equity Plan provides a mechanism through which Eligible Directors may elect to defer in either cash or Common Stock all or a portion of their annual retainer and meeting fees until such time or times as the directors elect. Deferred fees are credited to deferred compensation accounts that are credited with interest (in the case of fees that are deferred in the form of cash) or dividends (in the case of fees that are deferred in the form of Common Stock). Reebok is not required to segregate or earmark any funds or Common Stock in respect to these obligations, and Eligible Directors have no rights against Reebok with respect to these obligations other than as general unsecured creditors of the Company.

     Mergers. In general, in the case of mergers, consolidations, or other transactions in which Reebok is acquired or is liquidated, prior to the consummation of the transaction 1) outstanding options and SARs shall become exercisable; 2) outstanding Restricted Stock and Deferred Stock shall become free of all restrictions and conditions; and 3) balances in Eligible Directors' deferred compensation accounts shall be paid out. Upon consummation of the transaction, all outstanding options and SARs shall terminate and cease to be exercisable. However, the Committee may arrange to have an acquiring corporation issue replacement Awards in lieu of the foregoing or make other adjustments to the treatment of Awards described above in order to avoid the occurrence of an unintended material adverse effect on the Company's income statement or to avoid a violation of the pooling of interests requirements for corporate reorganizations.

     Amendment. The Compensation Committee may make such amendments to the terms and conditions applicable to outstanding Awards as are consistent with this Equity Plan; provided that, except for adjustments relating to stock splits, dividends, combinations, or recapitalizations, no such action may modify an Award in a manner adverse to the participant without the participant's consent, except as such modification is provided for or contemplated in the terms of the Award.

NEW EQUITY PLAN BENEFITS

     The future benefits or amounts that would be received under the Equity Plan by the executive officers and the non-executive officer employees are discretionary and are therefore not determinable at this time. If the Equity Plan is approved, Reebok does not expect the benefits to non-executive directors to change from the current practice. Such benefits for non-executive directors are not determinable at this time.

FEDERAL TAX EFFECTS

     The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Equity Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Equity Plan, nor does it cover state, local or non-U.S. taxes.

     Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to Reebok) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which Reebok is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which Reebok is not entitled to a deduction.

     Nonstatutory ("non-ISO") Options. In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to Reebok; and upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which Reebok is not entitled to a deduction.

     In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a non-ISO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

     Under the so-called "golden parachute" provisions of the Code, the accelerated vesting of Awards in connection with a change in control of Reebok may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of Awards under the Equity Plan, may be subject to an additional 20% federal tax (on the payment) and may be nondeductible to Reebok.

SHAREHOLDER APPROVAL OF EQUITY PLAN

     An affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Meeting is required to approve the Equity Plan. The Board of Directors recommends voting in favor of the Equity Plan because it provides a flexible and easily administered means by which the Company may grant equity-based compensation to its employees and others who can make a significant contribution to the Company. Consequently, if the Equity Plan is not adopted, there may not be sufficient shares reserved for issuance under existing plans to permit the continuation of stock option grants and stock bonus awards. Passage of Proposal 3 will not affect awards outstanding under the Company's existing equity plans.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3.

                               OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive offers and directors to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, all required Section 16(a) filings were timely made, except for a delayed Form 4 filing for one transaction by Terry R. Pillow of a sale of 12,000 shares on October 30, 2000.

INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP has been reappointed to audit the consolidated financial statements of the Company for the year ended December 31, 2001, and to report the results of their audit to the Audit Committee of the Board of Directors.

     A representative of Ernst & Young LLP is expected to be present at the Meeting, will have the opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions from shareholders.

     FEES BILLED TO THE COMPANY BY ERNST & YOUNG LLP DURING FISCAL YEAR 2000

     AUDIT FEES:

     Audit fees incurred by the Company from Ernst & Young LLP during the Company's 2000 fiscal year for the audit of the Company's annual financial statements and review of those financial statements included in the Company's quarterly reports on Form 10-Q totaled $1,500,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES:

     The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the Company's 2000 fiscal year.

     ALL OTHER FEES:

     Fees billed to the Company by Ernst & Young LLP during the Company's 2000 fiscal year for all other non-audit services performed totaled $1,200,000, which includes audit-related services of $300,000 and other non-audit services of $900,000. Audit-related services generally include fees for services performed relating to employee benefit plans and statutory audits, accounting consultations and SEC registration statements. The balance of the work included tax consulting, customs services and other miscellaneous services.

ADVANCE NOTICE PROCEDURES

     Under the Company's bylaws, nominations for director may be made only (a) by or at the direction of the Board of Directors or an appropriate committee of the Board of Directors or (b) by any stockholder of record who is entitled to vote for the election of directors at the meeting who has delivered written notice to the Clerk of the Company (containing certain information specified in the bylaws) (i) not less than 75 nor more than 120 days prior to the anniversary date of the preceding year's annual meeting or (ii) if the meeting is called for a date which is more than 75 days prior to such anniversary date, not later than the close of business on the 10th day following the day on which notice of such meeting is mailed or publicly disclosed, whichever is earlier. Under recent changes to the federal proxy rules, if a stockholder who wishes to present such a proposal fails to notify the Company by the date required by the Company's bylaws, then the proxies that management solicits for the annual meeting will include discretionary authority to vote on the stockholder's proposal in the event it is properly brought before the meeting, notwithstanding anything to the contrary in the Company's bylaws.

     The bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting (a) by or at the direction of the Board of Directors, (b) by the presiding officer, or (c) by a stockholder entitled to vote at such annual meeting who has delivered notice to the principal executive offices of the Company (containing certain information specified in the bylaws) (i) not less than 75 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting, or (ii) if the meeting is called for a date which is more than 75 days prior to such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier. These requirements apply to any matter that a stockholder wishes to raise at an annual meeting other than those stockholder proposals included in the Company's proxy materials in accordance with the procedures under Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

     The foregoing summary of these provisions of the Company's bylaws is qualified in its entirety by reference to the Company's bylaws, a copy of which may be obtained by writing to the Clerk of the Company at 1895 J.W. Foster Boulevard, Canton, Massachusetts 02021. The bylaws were filed with the SEC as an exhibit to the Company's Annual Report on Form 10-K for the fiscal years that ended December 31, 1988, 1989, 1990 and 1997.

SHAREHOLDER PROPOSALS

     Proposals of shareholders submitted for consideration at the annual meeting of shareholders in 2002 must be received by the Company no later than November 22, 2001, and must be in accordance with the advance notice procedures described above.

OTHER BUSINESS

     The Board of Directors knows of no business that will properly come before the Meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business that properly comes before the Meeting, the persons designated as proxies will have discretionary authority to act in their best judgment.

FORM 10-K

     A COPY OF REEBOK'S ANNUAL REPORT ON FORM 10-K FOR THE 2000 FISCAL YEAR AS FILED WITH THE SEC HAS BEEN MAILED WITH THIS PROXY STATEMENT AND IS AVAILABLE WITHOUT CHARGE BY WRITING TO: OFFICE OF INVESTOR RELATIONS, REEBOK INTERNATIONAL LTD., 1895 J.W. FOSTER BOULEVARD, CANTON, MASSACHUSETTS 02021.

March 26, 2001

                                                                       EXHIBIT A

                            AUDIT COMMITTEE CHARTER

     The Audit Committee is a standing committee of the Board of Directors. The committee consists of no fewer than three Directors who meet the New York Stock Exchange requirements for independence and financial literacy and expertise. The committee holds at least three scheduled meetings during each calendar year. Its primary function is to assist the Board in overseeing the financial reporting process, reviewing financial information issued to shareholders and others, and monitoring the systems of internal control and the audit process.

     In meeting its responsibilities, the Audit Committee:

     - Discusses with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Makes recommendations to the Board of Directors regarding the engagement of the independent auditors, reviews the arrangements for and scope of the independent audit and the fees proposed for such audit, and reviews periodically the scope and fees for additional non-audit services. The Audit Committee also reviews and approves the discharge of the independent auditors.

     - Reviews and concurs in the appointment, replacement, reassignment, or dismissal of the Director of Corporate Audit Services, the internal auditor.

     - Asks management, the Director of Corporate Audit Services and the independent auditors about significant financial and related risks or exposures and assesses steps management has taken and/or should have taken to minimize such risks to the company.

     - Reviews with the Director of Corporate Audit Services the audit plan, scope and results of work performed, as well as coordination of efforts with the independent auditors.

     - Considers and reviews with the independent auditors and the Director of Corporate Audit Services the adequacy of the company's system of internal controls, including information systems controls and security, as well as any related significant findings and recommendations of the independent audits and internal auditors together with management's responses thereto.

     - Reviews with management and the independent auditors at the completion of the annual audit examinations:

          -- the Company's annual financial statements and related footnotes to be included in the Company's Annual Report to shareholders.

          -- the independent accountant's audit of the annual financial statements and their report thereto.

          -- any significant changes in the independent accountant's audit plan.

          -- any difficulties or disputes with management encountered during the course of the audit.

          -- other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

     - Meets with the Director of Corporate Audit Services and the independent auditors, in separate executive sessions, to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

     - Reports Committee actions to the Board of Directors on a regular basis with such recommendations as the Committee may deem appropriate.

     - Seeks to ensure open communication among internal auditors, independent auditors, management and the Board of Directors.

     - Provides report of Audit Committee as required by the proxy rules of the Securities and Exchange Commission.

     - Reviews and reassess this Charter at least annually.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                                                       EXHIBIT B

                           REEBOK INTERNATIONAL LTD.
                      EXECUTIVE PERFORMANCE INCENTIVE PLAN

1.  PURPOSE

     The purpose of the Reebok International Ltd. Executive Performance Incentive Plan (the "Plan") is to provide an incentive for corporate officers and other key employees who are in a position to contribute materially to the success of the Company and its Subsidiaries and to recognize and reward those officers and employees who make such contributions.

2.  DEFINITIONS

     The following terms will have the following meaning for purposes of the
Plan:

        (a) "Award" means a cash and/or stock bonus paid in accordance with
            Section 4.

        (b) "Board" means the Board of Directors of the Company.

        (c) "Code" means the Internal Revenue Code of 1986, as amended.

        (d) "Committee" means the Compensation Committee of the Board.

        (e) "Company" means Reebok International Ltd.

        (f) "Participant" means a corporate officer or other key employee of the Company or a Subsidiary selected by the Committee to participate in the Plan.

        (g) "Performance Criteria" means the following measures of performance:

           - net income (before or after taxes);

           - operating income;

           - sales;

           - revenue;

           - sales backlog;

           - expenses;

           - return on sales;

           - earnings before income, taxes and depreciation allowance;

           - return on invested capital;

           - operating profit (before or after taxes);

           - employee diversity;

           - gross or net margin;

           - cash flow;

           - earnings per share;

           - return on assets;

           - return on equity;

           - total shareholder return;

           - Days Sales Outstanding in accounts receivable;

           - market share;

           - inventory turnover; and

           - stock price.

     A Performance Criterion may be applied by the Committee as a measure of the performance of any, all, or any combination of the following: the Company, a Subsidiary, a division, group or other unit of the Company or a Subsidiary, or a particular product category or categories of the Company or a Subsidiary.

        (h) "Performance Goal(s)" means the goal or goals established for a Participant by the Committee in accordance with Section 4(a).

        (i) "Subsidiary" means any corporation in which the Company, directly or indirectly, controls 50 percent or more of the total combined voting power of all classes of stock.

        (j) "Target Award" means the amount of the target award established for each Participant by the Committee in accordance with Section 4(a).

3.  TERM

     The Plan shall be effective as of January 1, 2001, subject to shareholder approval, and shall continue until December 31, 2005, unless reapproved by the Company's shareholders or unless amended or terminated pursuant to Section 9 hereof.

4.  AWARDS

     (a) Within 90 days after the beginning of each fiscal year of the Company (a "year"), the Committee will select Participants for the year and establish in writing (i) objective Performance Goal or Goals for each Participant for that year based on one or more of the Performance Criteria, (ii) the specific Award amounts that will be paid to each Participant if the Performance Goal or Goals are achieved (the "Target Award"), and (iii) the method by which such amounts will be calculated. At the Committee's option, the Committee may determine that all or any part of any Award may be paid in shares of Common Stock of the Company having an equivalent value to the amount of the Award to be paid in stock, which shares shall be subject to such restrictions as the Committee may determine. If the Committee determines that any part of the Award shall be paid in stock, it shall also determine the basis on which the Award will be converted into stock.

     (b) The maximum Award that may be paid to any Participant under the Plan for any year will be the lesser of 300% of such Participant's annual base salary in effect during such year or $3,000,000.

     (c) The Committee may reduce or eliminate, but may not increase, any Award calculated under the methodology established in accordance with paragraph (a) in order to reflect additional considerations relating to performance.

     (d) As soon as practicable following each year while the Plan is in effect, the Committee shall determine and certify, for each Participant, the extent to which the Performance Goal or Goals have been met and the amount of the Award, if any, to be made. Awards will be paid to the Participants in cash and/or stock, as applicable, following such certification by the Committee and no later than ninety (90) days following the close of the year with respect to which the Awards are made.

     (e) The Company shall withhold from any Award made hereunder any amount required to be withheld for taxes.

5.  TERMINATION OF EMPLOYMENT

     A Participant shall have no right to an Award under the Plan for any year in which the Participant is not actively employed by the Company or its Subsidiaries on December 31 of such year. In establishing Target Awards, the Committee may also provide that in the event a Participant is not employed by the Company or its Subsidiaries on the date on which the Award is paid, Participants may forfeit his or her right to the Award paid under the Plan.

6.  ADMINISTRATION

     The Plan will be administered by the Committee. The Committee will have the authority to interpret the Plan, to prescribe rules relating to the Plan and to make all determinations necessary or advisable in administering the Plan. Decisions of the Committee with respect to the Plan will be final and conclusive.

7.  CODE SECTION 162(M)

     It is the intent of the Company that all Awards under the Plan qualify as performance-based compensation for purposes of Code Section 162(m)(4)(C) so that the Company's tax deduction for such Awards is not disallowed in whole or in part under Code Section 162(m). The Plan is to be applied and interpreted accordingly.

8.  AMENDMENT OR TERMINATION OF THE PLAN

     The Committee may from time to time suspend, revise, amend or terminate the Plan; provided, however, that any such amendment or revision which requires approval of the Company's shareholders in order to maintain the qualification of Awards as performance-based compensation pursuant to Code Section 162(m)(4)(C) shall not be made without such approval.

9.  APPLICABLE LAW

     The Plan will be governed by the laws of The Commonwealth of Massachusetts.

10.  NO RIGHTS TO EMPLOYMENT

     Nothing contained in the Plan shall give any person the right to be retained in the employment of the Company or any of its Subsidiaries. The Company reserves the right to terminate any Participant at any time for any reason and without advance notice notwithstanding the existence of the Plan.

11.  NO ASSIGNMENT

     Except as otherwise required by applicable law, any interest, benefit, payment, claim or right of any Participant under the Plan shall not be sold, transferred, assigned, pledged, encumbered or hypothecated by any Participant and shall not be subject in any manner to any claims of any creditor of any Participant or beneficiary, and any attempt to take any such action shall be null and void. During the lifetime of any Participant, payment of an Award shall only be made to such Participant. Notwithstanding the foregoing, the Committee may establish such procedures as it deems necessary for a Participant to designate a beneficiary to whom any amounts would be payable in the event of any Participant's death.

12.  STOCKHOLDER APPROVAL

     This Plan shall be subject to approval by a vote of the stockholders of the Company at the 2001 Annual Meeting, and such stockholder approval shall be a condition to the right of any Participant to receive any benefits hereunder.

                                                                       EXHIBIT C

                       2001 EQUITY INCENTIVE AND DIRECTOR
                           DEFERRED COMPENSATION PLAN

1.  PURPOSE

     The purpose of this 2001 Equity Incentive and Director Deferred Compensation Plan (the "Plan") is to advance the interests of Reebok International Ltd. (the "Company") and its subsidiaries by enhancing the ability of the Company to (i) attract and retain employees, directors, and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such persons for such contributions; and (iii) encourage such persons to take into account the long-term interest of the Company through ownership of shares ("Shares") of the Company's common stock ("Stock").

     The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") in the form of Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock, all as more fully described below, and by providing a means whereby Eligible Directors may defer all or a portion of their directors' fees.

2.  ADMINISTRATION

     The Plan will be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee will determine the recipients of Awards, the times at which Awards will be made and the size and type or types of Awards to be made to each recipient and will set forth in such Awards the terms, conditions and limitations applicable to it. Awards may be made singly, in combination or in tandem. The Committee will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee or the Board to make adjustments under Section 14 or to amend or terminate the Plan under
Section 19.

3.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan will become effective on the date on which it is approved by the stockholders of the Company. Grants of Awards under the Plan may be made prior to that date, subject to such approval of the Plan.

     The Plan will terminate ten years after the effective date of the Plan, subject to earlier termination of the Plan by the Board pursuant to Section 19. No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may extend beyond that date.

4.  SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 14 below, (i) the maximum aggregate number of Shares of Stock that may be delivered for all purposes under the Plan shall be 5,000,000, (ii) the maximum aggregate number of Shares of Stock which may be issued under the Plan pursuant to the exercise of ISOs (as defined in Section 7 below) shall be 1,000,000 and (iii) in any calendar year, Participants may be awarded Options, SARs, Restricted Stock, Deferred Stock, or any combination of each, for no more than 1,000,000 Shares.

     If any Award requiring exercise by the Participant is canceled or terminates without having been exercised in full, the number of Shares of Stock as to which such Award was not exercised will be available for future Awards. Shares of Stock tendered by a Participant or withheld by the Company to pay the exercise price of an Option or to satisfy the tax withholding obligations on the exercise or vesting of an Award shall be available again for Awards under the Plan. Shares of Restricted Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award shall be available again for Awards under the Plan.

     Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional Shares of Stock will be delivered under the Plan and the Committee shall determine the manner in which fractional share value will be treated.

5.  ELIGIBILITY AND PARTICIPATION

     Those eligible to participate in the Plan ("Participants") will be persons in the employ of the Company or any of its subsidiaries ("Employees"), directors who are not officers or employees of the Company and who are not holders of more than 5% of the outstanding Shares of Stock of the Company nor persons who are in control of such a holder ("Eligible Directors"), and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries. A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6.  DELEGATION OF AUTHORITY

     The Committee may delegate to senior officers of the Company who are also directors of the Company (including, without limitation, the Chief Executive Officer and/or President) its duties under the Plan subject to such conditions and limitations as the Committee may prescribe, except that only the Committee may designate and make grants to Employees (i) who are subject to Section 16 of the Securities Exchange Act of 1934 or any successor statute (the "Exchange Act"), including, without limitation, decisions on timing, amount and pricing of Awards, or (ii) whose compensation is covered by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Chief Financial Officer of the Company, as the designee of the Committee, shall act as the administrator (the "Administrator") of the deferred compensation provisions for Eligible Directors and shall have authority to prescribe forms and procedures in connection with any election to defer compensation made under the Plan.

7.  OPTIONS

     Nature of Options. An Option is an Award entitling the Participant to purchase a specified number of Shares at a specified exercise price. Both "incentive stock options," as defined in Section 422 of the Code (referred to herein as an "ISO") and non-incentive stock options may be granted under the Plan. ISOs may be awarded only to Employees.

     Number of Options. The Committee may from time to time award Options to any Participant subject to the limitations of Section 4. In addition, each Eligible Director, upon his or her first election to the Board, shall be awarded Options covering Shares with a Fair Market Value on the date of such election equal to six times the average annual cash compensation received by all Eligible Directors for the immediately prior calendar year. On April 28 of each year each Eligible Director shall be awarded for each year of service Options covering Shares with a Fair Market Value on the date of such grant equal to three times the average annual cash compensation received by all Eligible Directors for the immediately prior calendar year. If less than one full year elapses between an initial grant and an annual grant, the Eligible Director shall receive Options covering Shares for each quarter (or portion thereof) of service with a Fair Market Value on the date of grant equal to one-fourth of three times the average annual cash compensation received by all Eligible Directors for the immediately prior calendar year.

     Exercise Price. The exercise price of each Option granted to an Eligible Director shall be 100% of the Fair Market Value of a Share at the time the Option is granted. The exercise price of each other Option shall be determined by the Committee, but in the case of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten-percent shareholder) of the Fair Market Value of a Share at the time the ISO is granted; nor shall the exercise price of any other Option be less than 100% of the Fair Market Value of a Share at the time the Option is granted except that (i) Options may be granted to Participants who are not Eligible Directors nor executive officers of the Company at less than Fair Market Value, (ii) in connection with an amendment of an Option which, in the opinion of the Committee, is or may be treated for tax or for the purposes of Section 16 of the Exchange Act as a new grant of the Option, the exercise price of such amended Option may be equal to the exercise price of the original Option even if such exercise price is less than Fair Market Value, and (iii) in connection with an acquisition, consolidation, merger or other extraordinary transaction, Options may be granted at less than Fair Market Value in order to replace existing Options at comparable value; provided, that, in no case shall the exercise price of an Option be less, in the case of an original issue of authorized Stock, than the par value of a Share. For purposes of this Plan, "Fair Market Value" shall mean, except as provided below, the closing price of a Share as reported on the New York Stock Exchange on the date of the grant (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange is closed on the date of grant, the next preceding date on which it is open or, if the Shares are no longer listed on such Exchange, such term shall have the same meaning as it does in the case of ISOs. In the case of ISOs, the term "Fair Market Value" shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to ISOs. For purposes of this Plan, "ten-percent shareholder" shall mean any Employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

     Duration of Options. The duration of any Option granted hereunder shall be determined by the Committee at the time the Option is granted, except that in the case of an ISO, the duration shall be no more than ten years from the date the Option was granted (five years in the case of an ISO granted to a "ten-percent shareholder" as defined in (c) above).

     Exercise of Options and Conditions. Options granted under any single Award will become exercisable at such time or times, and on and subject to such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

     Payment for Stock. Stock purchased under the Plan shall be paid for as follows: (i) in cash or by certified check, bank draft or money order payable to the order of the Company, (ii) through the delivery of Shares having a Fair Market Value on the last business day preceding the date of exercise equal to the purchase price; (iii) by a combination of cash and Shares as provided in clauses (i) and (ii) above; or (iv) by delivery of a properly executed notice with an undertaking by a broker to deliver promptly to the Company the amount of sale proceeds to pay the exercise price. Payment may be made pursuant to clauses
(ii) through (iv) above only if such method of payment is approved by the Committee with respect to such payment.

8.  STOCK APPRECIATION RIGHTS

     Nature of Stock Appreciation Rights. A Stock Appreciation Right (an "SAR") is an Award entitling the recipient to receive payment, in cash and/or Stock, determined in whole or in part by reference to appreciation in the value of a Share. In general, an SAR entitles the recipient to receive, with respect to each

Share as to which the SAR is exercised, the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date the SAR was granted. However, the Committee may provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Committee to take into account the performance of the Shares in comparison with the performance of other stocks or an index or indices of other stocks.

     Grant of SARs. SARs may be granted in tandem with, or independently of, Options granted under the Plan. An SAR granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. An SAR granted in tandem with an ISO may be granted only at the time the Option is granted.

     Exercise of SARs. An SAR not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. An SAR granted in tandem with an Option will be exercisable only at such times, and to the extent, that the related Option is exercisable. An SAR granted in tandem with an ISO may be exercised only when the market price of the Shares subject to the Option exceeds the exercise price of such Option. The Committee may at any time and from time to time accelerate the time at which all or part of the SAR may be exercised.

9.  RESTRICTED STOCK

     A Restricted Stock Award entitles the recipient to acquire Shares, subject to certain restrictions or conditions, for no cash consideration, if permitted by applicable law, or for such other consideration as determined by the Committee. The Award may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer; continuous service with the Company; achievement of business objectives; and individual, unit and Company performance. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Committee, any Participant receiving an Award will have all the rights of a stockholder of the Company with respect to Shares of Restricted Stock, including the right to vote the Shares and the right to receive any dividends thereon.

10.  DEFERRED STOCK

     A Deferred Stock Award entitles the recipient to receive Shares to be delivered in the future. Delivery of the Shares will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Shares will take place. At the time any Deferred Stock Award is granted, the Committee may provide that the Participant will receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

11.  ELIGIBLE DIRECTOR DEFERRED COMPENSATION

     Deferral of Fees. Any Eligible Director may elect to defer in either cash or Stock all or a portion of the annual retainer and meeting fees ("Fees") payable by the Company for his or her services as a director for any calendar year by delivering a deferral election to the Administrator not later than (i) December 31 of the year immediately preceding the year to which the deferral election relates, or (ii) with respect to an Eligible Director's first year or partial year of service as a director, thirty days following the date on which such director first became a director. The election form shall specify the amount or portion of the Fees to be deferred; whether and to what extent such Fees are to be deferred in cash or in Stock; the manner of payment with respect to such deferred amounts; and if such Fees are deferred in cash, the date on which the deferred amounts shall be paid in a lump sum or in which installment payments shall commence or if such Fees are deferred in Stock, the date on which such Stock shall be distributed. Such election shall remain in force for such calendar year and for each year thereafter until changed or revoked by the director by written notice to the Administrator not later than December 31 immediately preceding the year to which such change or revocation relates. A deferral election may not be changed or revoked after the beginning of the year to which it relates.

     Accounts; Interest and Dividend Credits. On the first day of each calendar quarter (the "Credit Date"), an Eligible Director who elects to defer his or her Fees shall receive a credit to his or her deferred compensation accounts (the "Deferred Compensation Accounts") under the Plan as hereinafter provided. Any portion of a Participant's Fees which are deferred in cash shall be credited to the Participant's Cash Deferral Account. The amount of the credit shall equal the amount of Fees deferred in cash by the Participant during the immediately preceding calendar quarter. Any portion of a Participant's Fees which are deferred in Stock shall be credited to the Participant's Deferred Stock Account. The amount of the credit to such Deferred Stock Account shall be the number of Shares (rounded to the nearest one hundredth of a Share) determined by dividing the amount of the Participant's Fees deferred in Stock during the immediately preceding quarter by the closing price of a Share as reported on the New York Stock Exchange on the Credit Date (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange is closed on the Credit Date, the next preceding date on which it is open.

     On the first day of each calendar quarter, an amount shall be credited to each Participant's Cash Deferral Account equal to the Interest Rate (as hereinafter defined) on the balance credited to the Cash Deferral Account during the immediately preceding calendar quarter. Interest shall accrue on the balance of each Participant's Cash Deferral Account commencing with the date the first payment is credited thereto and ending with the final payment therefrom. For this purpose, "Interest Rate" shall mean, with respect to any calendar quarter, the Merrill Lynch Corporate Bond Rate then in effect.

     Each time a dividend is paid on the Stock, a Participant who has a positive balance in his or her Deferred Stock Account shall receive a credit to such Account. The amount of the dividend credit shall be the number of Shares (rounded to the nearest one-hundredth of a Share) determined by multiplying the dividend amount per Share by the number of Shares credited to the Participant's Deferred Stock Account as of the record date for the dividend and dividing the product by the closing price per Share reported on the New York Stock Exchange on the dividend payment date (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange is closed on the dividend payment date, the next preceding date on which it is open.

     Payment. The balance of an Eligible Director's Deferred Compensation Accounts shall be paid to the director (or, in the event of death, to his or her designated beneficiary or estate) as follows: (1) in the case of a Cash Deferral Account such balance shall be paid, at the director's option, either (i) in a single lump sum as soon as practicable following the earlier of (x) the date on which the director ceases to serve as a director of the Company or (y) the date specified by the director as the distribution date (such earlier date shall be referred to as the "Distribution Date"), or (ii) in annual installments over a period, to be specified by the director, not to exceed ten years commencing as soon as practicable after the Distribution Date, and (2) in the case of a Deferred Stock Account, such balance shall be distributed in Stock on the Distribution Date. If an Eligible Director's Cash Deferral Account is paid in installments, the amount of each installment shall be (l) the balance of the Cash Deferral Account on the Distribution Date divided by the number of installments plus (2) interest credits. Upon the death of an Eligible Director, the Administrator may elect to pay any remaining benefits in a single lump sum.

     Designation of Beneficiary. Each Eligible Director may designate in writing a beneficiary to receive such portion, if any, of the director's Deferred Compensation Accounts as remains unpaid at the director's death. In the absence of a valid beneficiary designation, that portion, if any, of an Account remaining unpaid at the director's death shall be paid to his or her estate.

     Nature of Promise. The Company shall not be required to segregate or earmark any funds or Stock in respect of its obligations under Section 11 of the Plan. No Eligible Director nor any other person shall have any rights to any assets of the Company by reason of amounts deferred or benefits accrued under this Plan, other than as a general unsecured creditor of the Company.

     No Assignment. Rights to benefits under this Section 11 of the Plan may not be assigned, pledged or otherwise alienated, other than in accordance with the beneficiary designation provisions of Section 11(d) above.

12.  TRANSFERS

     In general, no Award (other than an Award in the form of an outright transfer of cash or Stock) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime will be exercisable only by the Participant or, in the event of a Participant's incapacity, his or her guardian or legal representative. However, an Award to an Eligible Director or any other Award so providing by its terms may be transferred by the Participant through a gift to any or all of the following: any child, stepchild, grandchild, parent, stepparent, mother-in-law, father-in-law or spouse of the Participant, any trust in which these persons have more than fifty percent (50%) beneficial interest or a foundation in which these persons (or the Participant) control the management of assets. In such case the Award may be re-transferred by any of these permitted transferees back to the Participant.

13.  EFFECT OF TERMINATION OF SERVICE

     The Committee shall provide in the Award for the disposition of outstanding Awards in the event of a Participant's death, disability, or other termination of service to the Company.

14.  ADJUSTMENTS

     In the event of a stock dividend, stock split or combination of Shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of Shares that may be delivered under the Plan and to any Participant under Section 4 above.

     In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to (i) the number and kind of Shares of Stock or securities subject to Awards then outstanding or subsequently granted, (ii) any exercise prices relating to Awards, (iii) any other provision of Awards affected by such change, and (iv) any Eligible Director's Deferred Stock Account. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

15.  RIGHTS AS A STOCKHOLDER

     Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Shares. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Shares subject to the Participant's Award had such Shares been outstanding.

16.  CONDITIONS ON DELIVERY OF STOCK

     The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions or legends from Shares previously delivered under the Plan until, (a) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (b) if the outstanding Shares are at the time listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such Shares have been approved by the Company's counsel. If the sale of Shares has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations and agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Shares bear an appropriate legend restricting transfer.

     If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

17.  TAX WITHHOLDING

     The Company will have the right to deduct from any cash payment under the Plan taxes that are required to be withheld and further to condition the obligation to deliver or vest Shares under this Plan upon the Participant's paying the Company such amount as it may request to satisfy any liability for applicable withholding taxes. The Committee may in its discretion permit Participants to satisfy all or part of their withholding liability by delivery of Shares with a Fair Market Value equal to such liability or by having the Company withhold from Stock delivered upon exercise of an Award, Shares whose Fair Market Value is equal to such liability.

18.  MERGERS; ETC.

     (a) In the event of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's then outstanding Stock (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction") except as provided below or provided by the terms of the Award (i) all outstanding Options and SARs shall become exercisable and each outstanding Share of Restricted Stock and each outstanding Deferred Stock Award shall become free of all restrictions and conditions prior to the consummation of such Transaction and the Committee shall take all necessary actions to ensure that Options and SARs remain exercisable for a period of at least 20 days prior to consummation, (ii) any outstanding balance in an Eligible Director's Cash Deferral Account shall be paid in a lump sum and any outstanding balance in an Eligible Director's Deferred Stock Account shall be distributed in Shares of Stock prior to the consummation of such Transaction, and (iii) upon consummation of the Transaction, all outstanding Options and SARs shall terminate and cease to be exercisable. There shall be excluded from the foregoing any Transaction as a result of which (a) the holders of Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting common stock of the acquiring or surviving corporation or other entity and (b) no single person owns more than half of the outstanding voting common stock of the acquiring or surviving corporation or other entity. For purposes of this Section, voting common stock of the acquiring or surviving corporation or other entity that is issuable upon conversion of convertible securities or upon exercise of warrants or options shall be considered outstanding, and all securities that vote in the election of directors (other than solely as the result of a default in the making of any dividend or other payment) shall be deemed to constitute that number of shares of voting common stock which is equivalent to the number of such votes that may be cast by the holders of such securities.

     (b) The Committee may, by vote of a majority of the members of the Committee who are Continuing Directors (as defined below), (i) arrange, in lieu of the action described in paragraph (a) above, to have an acquiring or surviving corporation or entity in the Transaction, or an Affiliate (as defined below) thereof, grant replacement Awards to Participants holding outstanding Awards and (ii) make such adjustments to the treatment of Awards described above as it deems appropriate, upon advice of the Company's certified public accountants, in order to avoid the occurrence of an unintended material adverse effect on the Company's income statement or to avoid violation of the pooling of interests requirements when a proposed Transaction would otherwise qualify for pooling of interests treatment.

     The term "Continuing Director" shall mean any director of the Company who
(i) is not an Acquiring Person or an Affiliate of an Acquiring Person and (ii) either was (A) a member of the Board of Directors of the Company at the time the Plan is approved by stockholders or (B) nominated for his or her initial term of office by a majority of the Continuing Directors in office at the time of such nomination. The term "Acquiring Person" shall mean, with respect to any Transaction, each Person who is a party to or a Participant in such Transaction or who, as a result of such Transaction, would (together with other Persons acting in concert) own a majority of the Company's outstanding Common Stock; provided, however, that none of the Company, any wholly-owned subsidiary of the Company, any employee benefit plan of the Company or any trustee in respect thereof acting in such capacity shall, for purposes of this Section, be deemed an "Acquiring Person". The term "Affiliate", with respect to any Person, shall mean any other Person who is, or would be deemed to be, an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. The term "Person" shall mean a corporation, association, partnership, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

19.  AMENDMENTS AND TERMINATION

     The Committee will have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan provided that, except for adjustments under Section 14 hereof, no such action will modify such Award in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Award.

     The Committee may at any time discontinue granting Awards under the Plan. The Board may at any time or times amend or terminate the Plan. In the event of termination of the Plan, the Board may elect to satisfy all obligations under
Section 11 of the Plan by distributing remaining Deferred Compensation Account balances in immediate lump sum payments in cash, in Stock or in such other manner as it may determine.

20.  MISCELLANEOUS

     This Plan shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

[REEBOK LOGO]                                                THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.

MARCH 26, 2001

DEAR SHAREHOLDER,

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT 10:00 A.M. ON TUESDAY, MAY 1, 2001 AT THE CORPORATE HEADQUARTERS OF REEBOK INTERNATIONAL LTD., LOCATED AT 1895 J.W. FOSTER BOULEVARD, BOSTON, MASSACHUSETTS. THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT CONTAIN DETAILED INFORMATION AS TO THE FORMAL BUSINESS TO BE TRANSACTED AT THE MEETING.

     REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE VOTED. ACCORDINGLY, PLEASE COMPLETE, SIGN AND DATE THE PROXY CARD ATTACHED BELOW AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                        SINCERELY,



                                        DAVID A. PACE
                                        CLERK


                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------
      PLEASE MARK YOUR
A [X] VOTES AS IN THIS
      EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

                FOR ALL    WITHHELD FROM
                NOMINEES   ALL NOMINEES
1. Election of                                  NOMINEES: Paul R. Duncan          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
   Class II       [ ]          [ ]                        Richard G. Lesser                   PROPOSAL 2.      FOR  AGAINST  ABSTAIN
   Directors.                                             Deval L. Patrick    2. To approve the Executive      [ ]    [ ]      [ ]
   The undersigned hereby GRANTS authority to             Norman Axelrod         Performance Incentive Plan.
   elect as Class II directors the nominees
   listed at right.

------------------------------------------
FOR ALL NOMINEES EXCEPT AS NOTED ABOVE
                                                                                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                                                                                              PROPOSAL 3.      FOR  AGAINST  ABSTAIN
                                                                              3. To approve the 2001 Equity    [ ]    [ ]      [ ]
                                                                                 Incentive and Director
                                                                                 Deferred Compensation Plan
                                                                                 providing for the issuance
                                                                                 of up to 5,000,000 new shares
                                                                                 of common stock.

                                                                              PLEASE DO NOT FOLD THIS PROXY.

                                                                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT         [ ]
                                                                              LEFT

Signatures(s)                                               Dated:        , 2001
             -----------------------------------------------      --------
NOTE: Please sign exactly as your name(s) appear hereon. When signing as attorney, executor, administrator, trustee, or guardian, please sign your full title as such. Each joint owner should sign.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     PROXY
                  ANNUAL MEETING OF REEBOK INTERNATIONAL LTD.
                                  MAY 1, 2001

     The undersigned hereby constitutes and appoints KENNETH WATCHMAKER and DAVID PACE, or either one of them with power of substitution to each, proxies to vote and act at the Annual Meeting of Shareholders to be held at the Corporate Headquarters of Reebok International Ltd., located at 1895 J.W. Foster Boulevard, Boston, Massachusetts on May 1, 2001 at 10:00 a.m., and at any adjournments thereof, upon and with respect to the number of shares of Common Stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned of said meeting are hereby revoked.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, this proxy will be voted IN FAVOR of all nominees for director and FOR proposals 2 and 3 in the discretion of the named proxies as to any other matter that may come before the meeting or any adjournments thereof.

-----------                                                          -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON THE OTHER SIDE       SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------
--------------------------------------------------------------------------------